QuickLinks -- Click here to rapidly navigate through this document

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-121067

PROSPECTUS SUPPLEMENT
(To prospectus dated May 18, 2005)

$26,400,000,000

LEHMAN BROTHERS HOLDINGS INC.

MEDIUM-TERM NOTES, SERIES H

General Terms of Sale

        The following terms will generally apply to the medium-term notes that we will sell from time to time using this prospectus supplement and the attached prospectus. We will include information on the specific terms for each note in a pricing supplement to this prospectus supplement. We may include information on a type of medium-term note not described herein in an additional prospectus supplement to this supplement and information on the specific terms of any such note in a pricing supplement to that additional prospectus supplement. Any reference to "this prospectus supplement" or to a "pricing supplement" herein shall include any such additional prospectus supplement or pricing supplement, unless the context requires otherwise. The maximum amount that we expect to receive from the sale of the notes is between $26,235,000,000 and $26,367,000,000 after paying commissions of between $33,000,000 and $165,000,000.

Maturity:	Generally, 3 months or more from the date of issue.
Indexed Notes:
Payments of interest or principal may be linked to the performance, level or value of one or more securities, currencies, commodities or other instruments or measures or baskets or indices of the same. Indexed securities may, if and to the extent specified in the applicable pricing supplement, be settled by delivery of the index property.
Redemption:	Terms of specific notes may permit or require redemption or repurchase at our option or your option.
Risks:	Index, currency and other risks relating to the specific terms of the notes may exist.
Interest Rates:	Fixed, floating or zero coupon.
Ranking:	The notes are senior debt securities.
Other Terms:	You should review "Description of the Notes" and the pricing supplement for other terms that apply to your notes.

        Consider carefully the information under "Risk Factors" beginning on page S-3 of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the attached prospectus or any accompanying pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

        Lehman Brothers Inc. and other affiliates of ours may use this prospectus in connection with offers and sales in market-making transactions.

LEHMAN BROTHERS

May 18, 2005

        You should only rely on the information contained or incorporated by reference in this prospectus supplement, the prospectus and any accompanying pricing supplement. We have not, and the agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the prospectus and any accompanying pricing supplement, as well as information we have filed or will file with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date of the applicable document or other date referred to in the document. Our business, financial condition, results of operations and prospects may have changed since that date.

RISK FACTORS

        The information set forth in this prospectus supplement is directed to prospective purchasers of notes who are United States residents. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States regarding any matters that may affect the purchase or holding of, or receipt of payments of principal of or, premium or interest on, notes. Such persons should consult their advisors with regard to these matters.

        Any pricing supplement relating to notes having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting the currency and any other required information concerning the currency. Additional risks relating to any type of medium-term note described in an additional prospectus supplement to this supplement may be set forth in such additional prospectus supplement or any pricing supplement thereto.

Changes in the value of the index property of indexed notes could result in a substantial loss to you.

        An investment in indexed notes may have significant risks associated with debt instruments that:

  •
  do not have a fixed principal amount,

  •
  are not denominated in U.S. dollars, and/or

  •
  do not have a fixed interest rate.

        The risks of a particular indexed note will depend on the terms of the indexed note. The risks may include, but are not limited to, the possibility of significant changes in the prices or values of the index property.

        Index property could include:

  •
  securities,

  •
  currencies,

  •
  commodities,

  •
  securities of one or more issuers, including our securities,

  •
  one or more currencies,

  •
  one or more commodities,

  •
  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, which may include any credit event relating to any company or companies or other entity or entities (which may include a government or governmental agency) other than us, and/or

  •
  one or more indices or baskets of the items described above.

        The existence, magnitude and longevity of the risks associated with a particular indexed note generally depend on factors over which we have no control and that cannot readily be foreseen. These risks include:

  •
  economic events,

  •
  political and regulatory events, and

  •
  financial events, such as the supply of, and demand for, the index property.

Currency exchange rates and prices for the index property can be highly volatile. Such volatility may be expected in the future. Fluctuations in rates or prices that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any indexed note.

        In considering whether to purchase indexed notes, you should be aware that the calculation of amounts payable on indexed notes may involve reference to:

  •
  an index determined by an affiliate of ours, or

  •
  prices that are published solely by third parties or entities that are not regulated by the laws of the United States.

The publication of any index or other measure may be suspended or discontinued, or the method by which any index or other measure is calculated may be changed in the future. Any such action could adversely affect the value of any notes linked to such index or measure.

The risk of loss as a result of linking principal or interest payments to the index property can be substantial. You should consult your own financial and legal advisors as to the risks of an investment in indexed notes.

Changes in exchange rates and exchange controls could result in a substantial loss to you.

        An investment in foreign currency notes, which are notes denominated in a specified currency other than U.S. dollars, entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Similarly, an investment in an indexed note, on which all or a part of any payment due is based on one or more currencies other than U.S. dollars, or on one or more securities denominated or traded in a currency other than U.S. dollars, has significant risks that are not associated with a similar investment in non-indexed notes. The risks include, but are not limited to:

  •
  the possibility of significant market changes in rates of exchange between U.S. dollars and the specified currency,

  •
  the possibility of significant changes in rates of exchange between U.S. dollars and the specified currency resulting from official redenomination relating to the specified currency, and

  •
  the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments.

        The existence, magnitude and longevity of these risks generally depend on factors over which we have no control and that cannot be readily foreseen, such as:

  •
  economic events,

  •
  political and regulatory events, and

  •
  financial events, such as the supply of, and demand for, the relevant currencies.

        Rates of exchange between the U.S. dollar and some foreign currencies in which our notes may be denominated and between these foreign currencies and other foreign currencies may be volatile. Depreciation of the specified currency of a foreign currency note against U.S. dollars would result in a decrease in the effective yield of the foreign currency note below its coupon rate and could result in a substantial loss to the investor on a U.S. dollar basis.

        Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency other than U.S. dollars at the time of payment of principal of or any premium or interest on a foreign currency note. Governments may use a variety of techniques, such as intervention by a country's central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. There can be no assurance that exchange controls will not restrict or prohibit payments of principal, any premium, or interest denominated in any such specified currency.

        Even if there are no actual exchange controls, it is possible that the specified currency would not be available to us when payments on the note are due because of circumstances beyond our control. In this event, we will make required payments in U.S. dollars on the basis described in this prospectus supplement. See "—The unavailability of currencies could result in a substantial loss to you" and "Description of the

Notes—Payment of Principal and Interest" below. You should consult your own financial and legal advisors as to the risks of an investment in notes denominated in or linked to a currency other than U.S. dollars.

The unavailability of currencies could result in a substantial loss to you.

        Except as set forth below, if payment on a note is required to be made in a specified currency other than U.S. dollars and the currency is:

  •
  unavailable due to the imposition of exchange controls or other circumstances beyond our control,

  •
  no longer used by the government of the country issuing the currency, or

  •
  no longer used for the settlement of transactions by public institutions of the international banking community,

then all payments on the note will be made in U.S. dollars until the currency is again available or so used. The amounts so payable on any date in the currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for the currency or as otherwise indicated in the applicable pricing supplement. Any payment on the note made under such circumstances in U.S. dollars will not constitute an event of default under the indenture under which the note will have been issued.

        If the specified currency of a note is officially redenominated, such as by an official redenomination of the specified currency that is a composite currency, then our payment obligations on the note will be the amount of redenominated currency that represents the amount of our obligations immediately before the redenomination. The notes will not provide for any adjustment to any amount payable as a result of:

  •
  any change in the value of the specified currency of the notes relative to any other currency due solely to fluctuations in exchange rates, or

  •
  any redenomination of any component currency of any composite currency, unless the composite currency is itself officially redenominated.

        Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on notes made in a currency other than U.S. dollars will be made to an account at a bank located outside the United States, unless otherwise specified in the applicable pricing supplement.

Judgments in a foreign currency could result in a substantial loss to you.

        The notes will be governed by, and construed in accordance with, the law of New York State. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. The law of New York State provides, however, that an action brought under New York law and based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Any judgment awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree. In the event an action based on an obligation denominated in a foreign currency were commenced in a court in the United States outside New York, the currency of judgment and/or applicable exchange rate may differ. The indenture governing the notes provides that if it is necessary for the purpose of obtaining a judgment in any court to convert any currency into any other currency, such conversion will be made at a rate of exchange prevailing on the date we make payment to any person in satisfaction of the judgment. If pursuant to any judgment conversion is to be made on a date other than the payment date, the indenture provides that we will pay any additional amounts necessary to indemnify such person for any change between the rate of exchange prevailing on the payment date and the rate of exchange prevailing on such other date.

Information about historical values of an index property or historical exchange rates may not be indicative of future values or exchange rates.

        If we issue a note denominated in or linked to an indexed note or a currency or currencies other than U.S. dollars, we may include in the applicable pricing supplement information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about historical values of the index property or properties or historical exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in index property values or currency exchange rates that may occur in the future.

There May Not Be Any Trading Market for Your Notes; Many Factors Affect the Trading Market and Value of Your Notes

        We cannot assure you a trading market for your notes will ever develop or be maintained. In addition to our own creditworthiness, many other factors may affect the trading market value of, and trading market for, your notes. These factors include:

  •
  the method of calculating the payment at maturity, premium and interest in respect of your notes,

  •
  the complexity and volatility of any index property or formula applicable to your notes,

  •
  the time remaining to the maturity of your notes,

  •
  any redemption features of your notes,

  •
  the outstanding amount of your notes,

  •
  the amount of other securities linked to the index or formula applicable to your notes, and

  •
  the level, direction and volatility of market interest rates generally.

        In addition, notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility. There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. You should not purchase notes unless you understand and know you can bear all of the investment risks related to your notes.

We are a holding company and you can only depend on our earnings and assets, and not those of our subsidiaries, for payment of principal and interest on the notes.

        The notes will be solely our obligations, and no other entity will have any obligation, contingent or otherwise, to make any payments in respect of the notes. Because we are a holding company whose primary assets consist of shares of stock or other equity interests in or amounts due from subsidiaries, almost all of our income is derived from those subsidiaries. Our subsidiaries will have no obligation to pay any amount in respect of the notes or to make any funds available therefor. Accordingly, we will be dependent on dividends and other distributions or loans from our subsidiaries to generate the funds necessary to meet obligations with respect the notes, including the payment of principal and interest. Due to covenants contained in certain of our debt agreements and regulations relating to capital requirements affecting certain of our more significant subsidiaries, the ability of certain subsidiaries to pay dividends and other distributions and make loans to us is restricted. At November 30, 2004, approximately $6.0 billion of net assets of our subsidiaries were restricted as to the payment of dividends to us. Additionally, as an equity holder, our ability to participate in any distribution of assets of any subsidiary is subordinate to the claims of creditors of the subsidiary, except to the extent that any claims we may have as a creditor of the subsidiary are judicially recognized. If these sources are not adequate, we may be unable to make payments of principal or interest in respect of the notes and you could lose all or a part of your investment.

We may choose to redeem the notes when prevailing interest rates are relatively low.

        If your notes are redeemable at our option, this means that we have the right, without your consent, to redeem or "call" all or a portion of your notes at any time, or at a specific point in time, as specified in the applicable pricing supplement. This does not mean that you have a similar right to require us to repay your notes. Where such redemption right exists, we may choose to redeem your notes when prevailing interest rates are lower than the rate then borne by your notes. In that case you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. Any such redemption right of ours also may adversely impact your ability to sell your notes, and/or the price at which you could sell your notes, as the redemption date approaches. You should consult your own financial and legal advisors as to the risks of an investment in redeemable notes.

Market-Making by Our Affiliates

        Lehman Brothers Inc. and other affiliates of ours or other underwriters may make a market in the notes, but they will not be obligated to do so and may discontinue any market-making at any time without notice. Lehman Brothers Inc. and other affiliates of ours may act as a principal or agent in these transactions. The prospectus, this prospectus supplement and any accompanying prospectus or pricing supplement will also be used in connection with those transactions by Lehman Brothers Inc. or our other affiliates. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale. No assurance can be given that there will be a market for the notes.

Potential Conflicts of Interest May Exist

        Affiliates of ours may act as calculation agent for particular notes, and may determine indexes or other measures to which payments on particular notes may be linked. As a result, potential conflicts of interest may exist between our affiliate and you.

DESCRIPTION OF THE NOTES

        You should carefully read the general terms and provisions of our debt securities in "Description of Debt Securities" in the attached prospectus. The following description of the particular terms of the Medium-Term Notes, Series H, that are known as of the date hereof supplements, modifies or replaces the description of the general terms and provisions of the debt securities set forth in the attached prospectus. If there are differences between this prospectus supplement and the attached prospectus, this prospectus supplement will control.

        The pricing supplement for each offering of notes will contain the specific information and terms for that offering. If the information in the pricing supplement differs from this prospectus supplement, the pricing supplement will control. The pricing supplement may also add, update or change information contained in the attached prospectus and this prospectus supplement. Thus the statements made in this prospectus supplement or the attached prospectus may not apply to your notes. It is important for you to consider the information contained in the attached prospectus, this prospectus supplement and the pricing supplement in making your investment decision.

General

  Introduction

        The notes are a series of senior debt securities issued under our senior debt indenture. At the date of this prospectus supplement, the notes offered pursuant to this prospectus supplement are limited to an aggregate initial public offering price or purchase price of up to $26,400,000,000 or its equivalent in one or more foreign or composite currencies. This amount is subject to reduction as a result of the sale of other securities under the registration statement of which this prospectus supplement and the attached prospectus form a part.

        We may, without the consent of the holders of notes, create and issue additional notes similar to previously issued notes in all respects except for the issue date, issue price and the payment of interest accruing prior to the issue date of such additional notes. Such additional notes will be consolidated and form a single tranche with, have the same CUSIP number as and trade interchangeably with such previously issued notes.

        Purchasers are required to pay for each note in a currency specified by us for the note. If requested by a prospective purchaser of a note having a specified currency other than U.S. dollars, the agent may at its discretion arrange for the exchange of U.S. dollars into the specified currency to enable the purchaser to pay for the note. Each such exchange will be made by the agent on the terms, conditions, limitations and charges that the agent may from time to time establish in accordance with its regular foreign exchange practice. The purchaser must pay all costs of exchange.

  Ranking

        The notes will constitute senior debt securities and will rank on an equal basis with all of our other unsecured debt other than debt that, by its terms, is subordinated to the senior debt securities.

  Forms of Notes

        The notes will be issued in fully registered form only, without coupons. Each note will be issued initially as a book-entry note, which will be a global security registered in the name of a nominee of The Depository Trust Company ("DTC"), as depository, or another depository named in the pricing supplement. Alternatively, if specified in the applicable pricing supplement, each note will be issued initially as a certificated note, which will be a certificate issued in temporary or definitive form. Except as set forth in the attached prospectus under "Book-Entry Procedures and Settlement," book-entry notes will not be issuable as certificated notes.

        If a note is represented by a global security, DTC's nominee will be the holder of the note and, therefore, will be the only entity that can take certain actions with respect to the note, such as optional redemption and extension rights. In order to ensure that DTC's nominee will timely exercise such actions relating to a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify DTC of its desire to exercise such actions. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which such an instruction must be given for timely notice to be delivered to DTC.

  Denominations

        Unless otherwise specified in the applicable pricing supplement, the authorized denominations of notes denominated in U.S. dollars will be $1,000 and any larger amount that is a whole multiple of $1,000. The authorized denominations of notes that have a specified currency other than U.S. dollars will be specified in the applicable pricing supplement.

  Maturity

        Unless otherwise specified in the applicable pricing supplement, each note will mature on a stated maturity date. The stated maturity date generally will be a business day more than three months from its date of issue, as selected by the purchaser and agreed to by us. If specified in the applicable pricing supplement, the stated maturity date may be extended at our option. If specified in the applicable pricing supplement, each note may also be redeemed at our option, or repaid at the option of the holder, prior to its stated maturity.

  Additional Information in Pricing Supplements

        The pricing supplement relating to a note will describe the following terms:

  •
  whether the note is:

  (1)   a fixed rate note,

  (2)   a floating rate note,

  (3)   an amortizing note, meaning that a portion or all the principal amount is payable prior to stated maturity in accordance with a schedule, by application of a formula, or based on an index, and/or

  (4)   an indexed note on which payments of interest or principal may be linked to the price of one or more securities, currencies, commodities or other financial, economic or other instruments or measures, or one or more baskets or indices of the items described above,

  •
  the specified currency for the note,

  •
  the total principal amount offered,

  •
  the price at which the note will be issued, which will be expressed as a percentage of the aggregate principal amount or face amount,

  •
  whether the note is a note issued originally at a discount, and if so, the yield to maturity,

  •
  the original issue date,

  •
  the date from which interest accrues,

  •
  the stated maturity date,

  •
  the interest payment dates and record dates,

  •
  if the note is a fixed rate note, the rate per annum at which the note will bear any interest, and whether and the manner in which the rate may be changed prior to its stated maturity,

  •
  if the note is a floating rate note, relevant terms such as:

  (1)   the base rate,

  (2)   the initial interest rate,

  (3)   the interest reset period and/or the interest reset dates,

  (4)   any index maturity,

  (5)   any maximum interest rate,

  (6)   any minimum interest rate,

  (7)   any spread or spread multiplier,

  (8)   if the note is a LIBOR note, any index currency,

  (9)   any other terms relating to the particular method of calculating the interest rate for the note and whether and how the spread or spread multiplier may be changed prior to stated maturity,

  •
  if the note is an amortizing note, the terms for repayment prior to stated maturity,

  •
  if the notes are indexed notes, the amount we will pay you at maturity or upon redemption or repurchase, the amount of interest, if any, we will pay you on an interest payment date, or the formula we will use to calculate these amounts, if any,

  •
  if the index property is an index or a basket of securities, a description of the index or basket of securities,

  •
  If the index property is an index, the method of providing for a substitute index or indices or otherwise determining the amount payable if any index changes or ceases to be made available by its publisher,

  •
  whether, and if so the terms on which, your note will be convertible into or exchangeable for or payable in cash, securities or other property,

  •
  whether the note may be redeemed at our option, or repaid at the option of the holder, prior to stated maturity as described under "Optional Redemption, Repayment and Repurchase" below and the terms of its redemption or repayment,

  •
  whether the note may have an optional extension beyond its stated maturity as described under "Extension of Maturity" below,

  •
  whether the note is an extendible note, and, if so, its specific terms,

  •
  whether the note is a dual currency note, and, if so, its specific terms,

  •
  whether the note will be represented by a global security or a certificate issued in definitive form,

  •
  whether the note will be listed on any stock exchange,

  •
  the authorized denominations,

  •
  any special United States federal income tax consequences of the purchase, ownership and disposition of a particular issuance of notes,

  •
  the use of proceeds, if materially different than that disclosed in the accompanying prospectus, and

  •
  any other terms of the note provided in the accompanying prospectus to be set forth in a pricing supplement or that are otherwise consistent with the provisions of the indenture under which the note will be issued.

Payment of Principal and Interest

        We will pay interest to the person in whose name the note is registered at the close of business on the applicable record date. However, upon maturity, redemption or repayment, we will pay any interest due to the person to whom we pay the principal of the note, whether or not that date is an interest payment date.

        Unless otherwise set forth in the applicable pricing supplement, the record date for any interest payment date for a floating rate note, fixed rate note or an indexed rate note will be the date, whether or not a business day, fifteen calendar days immediately preceding the interest payment date.

        In the case of a note issued between a regular record date and the related interest payment date, interest for the period beginning on the issue date for the note and ending on such interest payment date generally will be paid to the holder on the next interest payment date.

        We will pay the principal of, and any premium and interest on, each note in the specified currency for the note. If the specified currency for a note is other than U.S. dollars, we will, unless otherwise specified in the applicable pricing supplement, arrange to convert all payments in respect of the note into U.S. dollars in the manner described in the second following paragraph.

        The holder of a note having a specified currency other than U.S. dollars may, if stated in the applicable pricing supplement and the note, elect to receive all payments on the note in the specified currency by delivering a written notice to the trustee for the note not later than ten calendar days prior to the applicable payment date, except under the circumstances described under "Risk Factors—The unavailability of currencies could result in a substantial loss to you" above. The election will remain in effect until revoked by a written notice to the trustee that is received not later than ten calendar days prior to the applicable payment date. If an event of default has occurred or we have exercised any discharge or defeasance options or given notice of redemption of a note, no such change of election may be made.

        The amount of any U.S. dollar payment on a note having a specified currency other than U.S. dollars will be determined by the exchange rate agent. The payment amount will be based on the highest firm bid quotation expressed in U.S. dollars received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date (or if no such rate is quoted on that date, the last date on which the rate was quoted) from three, or if three are not available, then two, recognized foreign exchange dealers in New York City, one or more of which may be the agent, and another of which may be the exchange rate agent, that are selected by the exchange rate agent and approved by us. If the above quotations cannot be obtained, payment will be made in the foreign currency unless the specified currency is unavailable due to the imposition of exchange controls or due to other circumstances beyond our control. In that case, the payments will be made as described under "Risk Factors—The unavailability of currencies could result in a substantial loss to you" above.

        The exchange rate agent will also determine prior to settlement the aggregate amount of the specified currency payable on a payment date for all notes denominated in the specified currency. All currency exchange costs will be deducted from payments to the holders of the notes.

        Unless otherwise specified in the applicable pricing supplement, U.S. dollar payments of interest on notes, other than interest payable at stated maturity, will be made, except as provided below, by wire transfer or by check mailed to the registered holders of the notes. In the case of global securities representing book-entry notes, the payments of interest on notes will be made in accordance with existing arrangements between the trustee and the depositary.

        Unless otherwise specified in the applicable pricing supplement, principal and any premium and interest payable at the stated maturity of a note will be paid in immediately available funds upon surrender of the note at the corporate trust office or agency of the trustee in New York City. In the case of global securities representing book-entry notes, principal and any premium and interest payable at stated maturity will be paid by wire transfer in immediately available funds to an account specified by the depositary.

        Unless otherwise specified in this prospectus supplement or the applicable pricing supplement, any payment required to be made on a note on a date, including the stated maturity date, that is not a business day for the note will instead be made on the next business day, except in the case of a LIBOR note or a EURIBOR note. For LIBOR notes and EURIBOR notes, if the next business day falls in the next calendar month, the payment will be made on the preceding business day.

        Business Days. As used in this prospectus supplement, "business day" means any day that:

  •
  for any note, is not a Saturday or Sunday and that is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to be closed,

  •
  for LIBOR notes only, is also a London business day,

  •
  for notes having a specified currency other than U.S. dollars only, other than notes denominated in Euros, is also not a day on which banking institutions in the principal financial center (as defined below) of the country of the specified currency generally are authorized or obligated by law or executive order to close, and

  •
  for EURIBOR notes, notes denominated in Euros or LIBOR notes for which the index currency is Euros only, is also a Euro business day.

        As used above, a principal financial center means the capital city of the country issuing the specified currency. However, for U.S. dollars, Australian dollars, Canadian dollars and Swiss francs, the principal financial center will be New York City, Sydney, Toronto and Zurich, respectively.

        As used in this prospectus, a "London business day" means any day that is not a Saturday or Sunday and on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market, and a "Euro business day" means any day that is not a Saturday or Sunday on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open.

Fixed Rate Notes

        Each fixed rate note will bear interest from its original issue date or other date specified in the applicable pricing supplement, or from the last interest payment date to which interest has been paid or duly provided for, to but excluding the next interest payment date, at the rate per annum stated in the applicable pricing supplement until its principal amount is paid or made available for payment. However, as described below under "Extension of Maturity," or as otherwise may be described in the applicable pricing supplement, the rate of interest payable on fixed rate notes may be adjusted from time to time.

        Unless otherwise set forth in the applicable pricing supplement, interest on each fixed rate note will be payable semiannually in arrears on the dates as set forth in the applicable pricing supplement and at stated maturity. Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed.

        Unless otherwise set forth in the applicable pricing supplement, if an interest payment date for any fixed rate note would otherwise be a day that is not a business day, any payment required to be made on the note on such date, including the stated maturity date, may be made on the next business day with the same force and effect as if made on the originally scheduled date. No additional interest will accrue as a result of the delayed payment.

Floating Rate Notes

        Unless otherwise set forth in the applicable pricing supplement, interest on each floating rate note will be payable in arrears on the dates set forth in the applicable pricing supplement, and at stated maturity.

        If an interest payment date for any floating rate note would otherwise be a day that is not a business day, such interest payment date will be postponed to the next business day and interest shall accrue to the date interest is actually paid, except that, in the case of a LIBOR note or a EURIBOR note, if such next business day falls in the next calendar month, such payment shall be made on the immediately preceding day that is a business day. If the scheduled maturity date or any earlier redemption or repayment date of a floating rate note falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the maturity, redemption or repayment date as a result of such delay in payment.

        Unless otherwise specified in the applicable pricing supplement, interest payable on floating rate notes on any interest payment date will be the interest accrued for the period (an "interest period") from and including the original issue date or any other date specified in the applicable pricing supplement, or the last date to which interest has been paid, as the case may be, to but excluding the applicable interest payment date.

        The interest rate for each floating rate note will be determined based on an interest rate or interest rate formula, which we refer to as the base rate, plus or minus any spread, or multiplied by any spread multiplier. The spread is the number of basis points, or hundredths of a percentage point, that may be specified in the applicable pricing supplement as applicable to the note. The spread multiplier is the percentage that may be specified in the applicable pricing supplement as an adjustment to the interest rate applicable to the note. As described below under "Extension of Maturity," or as may otherwise be specified in the applicable pricing supplement, the spread or spread multiplier on floating rate notes may be adjusted from time to time.

        The applicable pricing supplement will designate one of the following base rates as applicable to a floating rate note:

  •
  the CD Rate,

  •
  the Commercial Paper Rate,

  •
  the Federal Funds (Effective) Rate,

  •
  the Federal Funds (Open) Rate,

  •
  LIBOR,

  •
  EURIBOR,

  •
  the Treasury Rate,

  •
  the Prime Rate,

  •
  the Eleventh District Cost of Funds Rate, or

  •
  such other base rate as is set forth in the applicable pricing supplement.

        As specified in the applicable pricing supplement, a floating rate note may also have either or both of the following, which will be expressed as a rate per annum on a simple interest basis:

  •
  maximum interest rate, which will be a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period, and/or

  •
  minimum interest rate, which will be a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.

        In addition to any maximum interest rate that may be applicable to any floating rate note, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by applicable law. The notes will be governed by the law of New York State. As of the date of this prospectus supplement, the maximum rate of interest under provisions of the New York penal law, with a few exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. The maximum rates of interest currently only apply to obligations that are less than $2,500,000.

        Interest Reset Dates. The interest rate on each floating rate note will be reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable pricing supplement provided that (i) the interest rate in effect from the issue date to the first interest reset date with respect to a floating rate note will be the initial interest rate (as set forth in the applicable pricing supplement) and (ii) the interest rate in effect for the ten days immediately prior to maturity will be that in effect on the tenth day preceding maturity.

        If an interest reset date for any floating rate note (other than a LIBOR note or a EURIBOR note) would fall on a day that is not a business day, the interest reset date will be postponed to the next business day. If an interest reset date for a LIBOR note would fall on a day that is not a London business day, the interest reset date will be postponed to the next London business day. If an interest reset date for a EURIBOR note would fall on a day that is not a Euro business day, the interest reset date will be postponed to the next Euro business day. If postponement to the next London business day, in the case of a LIBOR note, or Euro business day, in the case of a EURIBOR note, would cause the interest reset date to be in the next calendar month, the interest reset date will instead be the immediately preceding London business day, in the case of a LIBOR note, or Euro business day, in the case of a EURIBOR note. If an auction of direct obligations of United States Treasury bills falls on a day that is an interest reset date for Treasury Rate notes, the interest reset date will be the succeeding business day.

        Interest Determination Dates. The rate of interest that goes into effect on any interest reset date will be determined by the calculation agent by reference to a particular date called an "interest determination date." Unless otherwise specified in the applicable pricing supplement:

  •
  For Primate Rate notes, Federal Funds (Open) Rate notes and Federal Funds (Effective) Rate notes, the interest determination date relating to a particular interest reset date will be the first day before the interest reset date.

  •
  For Commercial Paper Rate notes, CD Rate notes and Constant Maturity Rate Notes, the interest determination date relating to a particular interest reset date will be the second business day before the interest reset date.

  •
  For LIBOR notes, the interest determination date relating to a particular interest reset date will be the second London business day before the interest reset date, unless the index currency is pounds sterling, in which case the interest determination date will be the interest reset date. We refer to an interest determination date for a LIBOR note as a LIBOR determination date.

  •
  For EURIBOR notes, the interest determination date relating to a particular interest reset date will be the second Euro business day preceding the interest reset date. We refer to an interest determination date for a EURIBOR note as a EURIBOR interest determination date.

  •
  For Treasury Rate notes, the interest determination date for a particular interest reset date will be the day of the week in which the interest reset date falls on which treasury securities would normally be auctioned. Treasury securities are normally sold at auction on Monday of each week unless that day is a legal holiday. In that case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the Treasury Rate interest determination date pertaining to the interest reset date falling in the next week. If an auction date falls on any day that would otherwise be an interest reset date for a Treasury Rate note, then that interest reset date will instead be the business day immediately following the auction date.

  •
  For Eleventh District Cost of Funds Rate notes, the interest determination date relating to a particular interest reset date will be the last working day, in the first calendar month before that interest reset date, on which the Federal Home Loan Bank of San Francisco publishes the monthly average cost of funds paid by a member institutions of the Eleventh Federal Home Loan Bank District for the second calendar month before that interest reset date.

        Calculating Interest. Accrued interest on a floating rate note during an interest period with more than one interest reset date will be calculated by multiplying the principal amount of the note by an accrued interest factor. If the floating rate note is an indexed principal note, the face amount of the note will be multiplied by the accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the applicable interest period. Unless otherwise specified in the applicable pricing supplement, the interest factor for each such day will be computed by dividing the interest rate in effect on that day by 360, in the case of CD Rate notes, Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes, EURIBOR notes, Prime Rate notes and Eleventh District Cost of Funds Rate notes. In the case of Treasury Rate notes, the interest factor for each such day will be computed by dividing the interest rate by the actual number of days in the year. The interest factor will be expressed as a decimal calculated to seven decimal places without rounding. For purposes of making the foregoing calculation, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date.

        For all other floating rate notes, accrued interest will be calculated by multiplying the principal amount of the note by the interest rate in effect during the applicable interest period. That product is then multiplied by the quotient obtained by dividing the actual number of days in the period for which accrued interest is being calculated by 360, in the case of CD Rate notes, Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes, EURIBOR notes, Prime Rate notes and Eleventh District Cost of Funds Rate notes. In the case of Treasury Rate notes, the product is multiplied by the quotient obtained by dividing the actual number of days in the period for which accrued interest is being calculated by the actual number of days in the year.

        Unless otherwise specified in the applicable pricing supplement, all percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on floating rate notes will be rounded to the nearest one-hundredth of a unit. For purposes of such rounding, .005 of a unit will be rounded upward.

        We will appoint and enter into agreements with calculation agents to calculate interest rates on floating rate notes. Unless otherwise specified in the applicable pricing supplement, Citibank, N.A. will be the calculation agent for each note that is a floating rate note. Affiliates of ours, including Lehman Brothers Inc., Lehman Brothers International (Europe) and Lehman Brothers Special Financing Inc., may act as calculation agent. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate notes. Any dealers, brokers or banks selected by the calculation agent in the procedures described below for determining base rates will be selected after consultation with us, and may include one of our affiliates.

        Upon the request of the holder of any floating rate note, the calculation agent for the note will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for the floating rate note.

        Certain Definitions.    The following terms are used in describing the various base rates.

        The "index maturity" for any floating rate note is the period of maturity of the instrument or obligation from which the base rate is calculated.

        "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published weekly by the Board of Governors of the Federal Reserve System.

        "H.15 Daily Update" means the daily update of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/update, or any successor site or publication.

        "Calculation date", for an interest determination date, means the earlier of (1) the tenth business day after the related interest determination date, or if any such day is not a business day, the next business day and (2) the business day preceding the applicable interest payment date or the stated maturity.

  CD Rate Notes

        Each CD Rate note will bear interest for each interest reset period at an interest rate based on the CD Rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and maximum rate, if any, specified in the applicable pricing supplement.

        Unless otherwise set forth in the applicable pricing supplement, the CD Rate for each interest reset period will be the rate on the applicable interest determination date for negotiable certificates of deposit having the index maturity specified in the pricing supplement as published in H.15(519) under the heading "CDs (Secondary Market)."

        The following procedures will be followed if the CD Rate cannot be determined as described above:

  •
  If the above rate is not published by 3:00 p.m., New York City time, on the calculation date for the applicable interest determination date, then the CD Rate for the interest reset period will be the rate on that interest determination date for negotiable certificates of deposit of the specified index maturity as published in the H.15 Daily Update, or another recognized electronic source used for the purpose of displaying this rate, under the heading "CDs (Secondary Market)."

  •
  If by 3:00 p.m., New York City time, on the calculation date, the above rate is not yet published in either H.15(519) or in the H.15 Daily Update, or another recognized electronic source, then the CD Rate will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City selected by the calculation agent after consultation with us for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the specified index maturity in a denomination that is representative for a single transaction in that market at that time.

  •
  If fewer than three dealers selected by the calculation agent are quoting offered rates as described above, the CD Rate for the new interest reset period will be the same as that for the immediately preceding interest reset period. If there was no such interest reset period, the CD Rate will be the initial interest rate.

  Commercial Paper Rate Notes

        Each Commercial Paper Rate note will bear interest for each interest reset period at an interest rate based on the Commercial Paper Rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and maximum interest rate, if any, specified in the applicable pricing supplement.

        Unless otherwise set forth in the applicable pricing supplement, the Commercial Paper Rate will be the money market yield of the rate on the applicable interest determination date for commercial paper having the index maturity specified in the pricing supplement as published in H.15(519) under the heading "Commercial Paper—Nonfinancial."

        The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

  •
  If the above rate is not published by 3:00 p.m., New York City time, on the calculation date for the applicable interest determination date, then the Commercial Paper Rate for the interest reset period will be the money market yield of the rate on that interest determination date for commercial paper of the specified index maturity as published in the H.15 Daily Update, or another recognized electronic source used for the purpose of displaying this rate, under the heading "Commercial Paper—Nonfinancial."

  •
  If by 3:00 p.m., New York City time, on the calculation date the above rate is not yet published in either H.15(519), H.15 Daily Update or another recognized electronic source, then the Commercial Paper Rate will be the money market yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on that interest determination date, of three leading dealers of commercial paper in New York City selected by the calculation agent after consultation with us for commercial paper of the specified index maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency.

  •
  If fewer than three dealers selected by the calculation agent are quoting offered rates as described above, the Commercial Paper Rate for the new interest reset period will be the same as that for the immediately preceding interest reset period. If there was no such interest reset period, the Commercial Paper Rate will be the initial interest rate.

        The "money market yield" will be calculated as follows:

Money market yield=	D × 360 360 - (D × M)	×	100

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified index maturity.

  Federal Funds Rate Notes

        Each Federal Funds Rate note will bear interest for each interest reset period at an interest rate based on the Federal Funds Rate and any spread and/or spread multiplier and will be subject to the minimum interest rate or the maximum interest rate, if any, specified in the applicable pricing supplement.

  Federal Funds (Effective) Rate Notes

        Unless otherwise set forth in the applicable pricing supplement, the Federal Funds (Effective) Rate for each interest reset period will be the rate on the applicable interest determination date for federal funds published in H.15(519) under the heading "Federal Funds (Effective)," as displayed on Moneyline Telerate on page 120, or any successor service or page ("Telerate Page 120").

        The following procedures will be followed if the Federal Funds (Effective) Rate cannot be determined as described above:

  •
  If the above rate does not appear on Telerate Page 120 or is not yet published by 3:00 p.m., New York City time, on the calculation date for the applicable interest determination date, the Federal Funds (Effective) Rate for the interest reset period will be the rate on that interest determination date as published in the H.15 Daily Update, or another recognized electronic source used for the purpose of displaying this rate, under the heading "Federal Funds (Effective)."

  •
  If by 3:00 p.m., New York City time, on the calculation date the above rate is not yet published in either H.15(519), H.15 Daily Update or another recognized electronic source, then the Federal Funds (Effective) Rate will be the arithmetic mean of the rates, as of 11:00 a.m., New York City time, on that interest determination date, for the last transaction in overnight federal funds arranged by three leading brokers of federal funds transactions in New York City selected by the calculation agent.

  •
  If fewer than three brokers selected by the calculation agent are quoting rates as described above, the Federal Funds (Effective) Rate for the new interest reset period will be the same as that for the immediately preceding interest reset period. If there was no such interest reset period, the Federal Funds (Effective) Rate will be the initial interest rate.

  Federal Funds (Open) Rate

        Unless otherwise set forth in the applicable pricing supplement, the Federal Funds (Open) Rate for each interest reset period will be the rate on the applicable interest determination date for federal funds published in H.15(519) under the heading "Federal Funds" and opposite the caption "Open," as displayed on Moneyline Telerate on page 5, or any successor service or page ("Telerate Page 5").

        The following procedures will be followed if the Federal Funds (Open) Rate cannot be determined as described above:

  •
  If the above rate does not appear on Telerate Page 5 or is not yet published by 3:00 p.m., New York City time on the calculation date for the applicable interest determination date, the Federal Funds

    (Open) Rate for the interest reset period will be the rate on that interest determination date as reported by Prebon Yamane (or a successor) on Bloomberg that appears on FEDSPREB Index.

  •
  If by 3:00 p.m. New York City time on the calculation date the above rate is not published on Telerate Page 5 or FEDSPREB Index on Bloomberg then the Federal Funds (Open) Rate will be the arithmetic mean of the rates, before 9:00 a.m., New York City time, on that interest determination date, for the last transaction in overnight federal funds arranged by three brokers of federal funds transactions in New York City selected by the calculation agent after consultation with us.

  •
  If fewer than three brokers selected by the calculation agent are quoting as described above, the Federal Funds (Open) Rate for the new interest reset period will be the same as that for the immediately preceding interest reset period. If there was no such interest reset period, the Federal Funds (Open) Rate will be the initial interest rate.

  LIBOR Notes

        Each LIBOR note will bear interest for each interest reset period at an interest rate based on LIBOR and any spread and/or spread multiplier and will be subject to the minimum interest rate or the maximum interest rate, if any, specified in the applicable pricing supplement.

        Unless otherwise set forth in the applicable pricing supplement, LIBOR for each interest reset period will be either:

  •
  if "LIBOR Telerate" is designated in the applicable pricing supplement, the offered rate displayed on Moneyline Telerate on page 3750, or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, or

  •
  if "LIBOR Reuters" is designated in the applicable pricing supplement, the arithmetic mean determined by the calculation agent of the two or more offered rates displayed on the Reuters Monitor Money Rates Service on page "LIBO," or any successor service or page for the purpose of displaying the London interbank offered rates of major banks (unless that designated LIBOR page by its terms provides only a single rate, in which case such single rate shall be used), in each case as of 11:00 a.m., London time, on the applicable interest determination date for deposits in the index currency specified in the applicable pricing supplement for the period of the index maturity specified in the applicable pricing supplement beginning on the interest reset date.

        If neither "LIBOR Telerate" nor "LIBOR Reuters" is specified in the applicable pricing supplement, LIBOR will be determined as if LIBOR Telerate had been specified.

        The following procedures will be followed if LIBOR cannot be determined as described above:

  •
  If the above rate or rates do not appear on the designated LIBOR page by 3:00 p.m., New York City time, on the calculation date for the applicable interest determination date, the calculation agent will ask the principal London offices of each of four major banks in the LIBOR interbank market as selected by the calculation agent in consultation with us for a quotation of its rate offered to prime banks in that market at approximately 11:00 a.m., London time, on the interest determination date for deposits in the specified index currency for the period of the specified index maturity commencing on the interest reset date, in an amount that is representative of a single transaction in the specified index currency in that market at the time. If two or more quotations are provided, LIBOR for the interest reset period will be the arithmetic mean of the quotations.

  •
  If fewer than two quotations are provided as described above, LIBOR for the interest reset period will be the arithmetic mean of rates quoted to leading European banks at approximately the time in the principal financial center specified in the applicable pricing supplement on the interest determination date by three major banks in that principal financial center selected by the calculation agent after consultation with us, for loans in the specified index currency for the period of the specified index maturity commencing on the interest reset date, in an amount equal to an amount that is representative of a single transaction in the specified index currency in that market at the time.

  •
  If fewer than three banks selected by the calculation agent are quoting rates, LIBOR for the new interest reset period will be the same as that for the immediately preceding interest reset period. If there was no such interest reset period, the LIBOR Rate will be the initial interest rate.

        Unless otherwise set forth in the applicable pricing supplement, if the specified index currency is the U.S. dollar, the applicable principal financial center will be New York City and the approximate time for which quotes for loans in U.S. dollars would be requested from New York City banks will be 3:00 p.m., New York City time.

  EURIBOR Notes

        Each EURIBOR note will bear interest for each interest reset period at an interest rate based on EURIBOR and spread and/or spread multiplier and will be subject to the minimum interest rate or maximum interest rate, if any, specified in the applicable pricing supplement.

        Unless otherwise set forth in the applicable pricing supplement, EURIBOR for each interest reset period will be the offered rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI—the Financial Markets Association, or any company established by them for purposes of establishing those rates, having the index maturity specified in the applicable pricing supplement, beginning on the interest reset date, as displayed on Moneyline Telerate on page 248, or any successor service used for the purpose of displaying this rate ("Telerate Page 248") as of 11:00 A.M., Brussels time, on the applicable interest determination date.

        The following procedures will be followed if EURIBOR cannot be determined as described above:

  •
  If the above rate does not appear on Telerate Page 248 as of 11:00 A.M., Brussels time, on the calculation date for the applicable interest determination date, the calculation agent will ask the principal London offices of each of four major banks in the euro-zone interbank market for a quotation of its rate offered to prime banks in that market at approximately 11:00 a.m., Brussels time, on the interest determination date for euro deposits for the period of the specified index maturity commencing on the interest reset date, in an amount that is representative of a single transaction in euros in that market at the time. If two or more quotations are provided, EURIBOR for the interest reset period will be the arithmetic mean of the quotations.

  •
  If fewer than two quotations are provided as described above, EURIBOR will be the arithmetic mean of rates quoted to leading euro-zone banks at approximately 11:00 a.m., Brussels time, on the interest determination date by three major banks in the euro-zone selected by the calculation agent, for loans in euros for the period of the specified index maturity commencing on the interest reset date, in an amount equal to an amount that is representative of a single transaction in euros in that market at the time.

  •
  If fewer than three banks selected by the calculation agent are quoting rates as described above, EURIBOR for the new interest reset period will be the same as that for the immediately preceding interest reset period. If there was no such reset period, EURIBOR will be the initial interest rate.

  Treasury Rate Notes

        Each Treasury Rate note will bear interest for each interest reset period at an interest rate based on the Treasury Rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any, specified in the applicable pricing supplement.

  Treasury Rate Notes Other Than Constant Maturity Treasury Rate Notes

        Unless "Constant Maturity" is specified in the applicable pricing supplement or unless otherwise set forth in the pricing supplement, the Treasury Rate for each interest reset period will be the rate for the auction held on the applicable interest determination date for U.S. treasury securities having the index maturity specified in the pricing supplement, displayed on Moneyline Telerate on page 56 or 57, or any successor page or service, under the heading "Investment Rate."

        The following procedures will be followed if the Treasury Rate cannot be determined as described above:

  •
  If the above rate does not appear on either Telerate page 56 or 57 by 3:00 p.m., New York City time, on the calculation date for the applicable interest determination date, then the Treasury Rate for the interest reset period will be the auction average rate on that interest determination date for U.S. treasury securities having the specified index maturity as otherwise announced by the United States Department of the Treasury. The auction average rate will be expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis.

  •
  If by 3:00 p.m., New York City time, on the calculation date the results of such auction are not published or reported as provided above, or if no such auction is held on the applicable interest determination date, then the Treasury Rate will be the rate on that interest determination date for U.S. treasury securities having the specified index maturity as published in H.15(519) under the heading "U.S. Government Securities—Treasury Bills (Secondary Market)" or, if not yet published by 3:00 p.m., New York City time on the calculation date, the rate on that interest determination date for U.S. treasury securities having the specified index maturity as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying that rate, under the caption "U.S. Government Securities—Treasury Bills (Secondary Market)."

  •
  If by 3:00 p.m., New York City time, on the calculation date the above rate is not yet published in either H.15(519), H.15 Daily Update or another recognized electronic source, then the Treasury Rate will be calculated as a yield to maturity of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on that determination date, of three primary U.S. government securities dealers in New York City, which we refer to as "primary dealers," selected by the calculation agent after consultation with us for the issue of U.S. treasury securities with a remaining maturity closest to the specified index maturity. The yield to maturity will be expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis.

  •
  If fewer than three primary dealers selected by the calculation agent are quoting bid rates as described above, then the Treasury Rate for the new interest reset period will be the same as that for the immediately preceding interest reset period. If there was no preceding interest reset period, the Treasury Rate will be the initial interest rate.

  Constant Maturity Treasury Rate Notes

        If "Constant Maturity" is specified in the applicable pricing supplement, the Constant Maturity Treasury Rate (the "CMT Rate") for each interest reset period will be the rate for the index maturity specified in the pricing supplement displayed under the caption "Treasury Constant Maturities" on the "designated Constant Maturity Treasury page" for:

  •
  the applicable interest determination date, if the designated Constant Maturity Treasury page is 7051; or

  •
  the week, or the month, as set forth in the pricing supplement, ended immediately preceding the week or month in which the calculation date pertaining to that interest determination date occurs, if the designated Constant Maturity Treasury page is 7052.

        The following procedures will be followed if the CMT Rate cannot be set as described above:

  •
  If the above rate is not displayed by 3:00 p.m., New York City time, on the calculation date for the applicable interest determination date, then the CMT Rate for the interest reset period will be the Treasury Constant Maturity rate for the specified index maturity as published in H.15(519) for the applicable interest determination date.

  •
  If the rate is not published in H.15 (519) by 3:00 p.m., New York City time, on the calculation date, then the CMT Rate will be the Treasury Constant Maturity rate for the specified index maturity (or other United States Treasury Rate for the specified index maturity) for that interest determination date then published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines is comparable to the rate formerly displayed on the designated Constant Maturity Treasury page and published in the relevant H.15(519).

  •
  If that information is not available by 3:00 p.m., New York City time, on the calculation date, then the CMT Rate will be calculated as a yield to maturity of the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the interest determination date reported, according to their written records, by three primary dealers. The three primary dealers will be selected from five primary dealers selected by the calculation agent by eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate U.S. treasury securities with an original maturity of approximately the specified index maturity and a remaining term to maturity of not less than such specified index maturity minus one year.

  •
  If the calculation agent cannot obtain three quotations as described above, the CMT Rate will be the yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the applicable interest determination date of three primary dealers selected as described above for U.S. treasury securities with an original maturity of the number of years that is closest to but not less than the specified index maturity and a remaining term to maturity closest to the specified index maturity and in an amount of at least $100 million. If two of these U.S. treasury securities have remaining terms to maturity equally close to the specified index maturity, the quotes for the U.S. treasury security with the shorter remaining term to maturity will be used.

  •
  If fewer than five but more than two primary dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor lowest of those quotes will be eliminated.

  •
  If fewer than three primary dealers are quoting as described above, then the CMT Rate for the new interest rate period will be the same as that for the immediately preceding interest reset period. If there was no preceding interest reset period, the CMT Rate will be the initial interest rate.

        "Designated Constant Maturity Treasury page" means the display on Moneyline Telerate on the page designated in the applicable pricing supplement, or any successor service or page for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If that page is not specified in the pricing supplement, the designated Constant Maturity Treasury page will be 7052, for the most recent week available on such page.

        If no index maturity is specified in the pricing supplement, the index maturity will be 2 years.

  Prime Rate Notes

        Each Prime Rate note will bear interest for each interest reset period at an interest rate based on the Prime Rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any, specified in the note and the applicable pricing supplement.

        Unless otherwise set forth in the applicable pricing supplement, the Prime Rate for each interest period will be the rate on the applicable interest determination date made available and subsequently published in H.15(519) under the heading "Bank Prime Loan."

        The following procedures will be followed if the Prime Rate cannot be determined as described above:

  •
  If the above rate is not published by 3:00 p.m., New York City time, on the calculation date for the applicable interest determination date, then the Prime Rate for the interest reset period will be the rate on that determination date as published in the H.15 Daily Update, or another recognized electronic source used for the purpose of displaying this rate, under the heading "Bank Prime Loan."

  •
  If by 3:00 p.m., New York City time, on the calculation date the above rate is not yet published in either H.15(519), H.15 Daily Update or another recognized electronic source, then the Prime Rate will be the arithmetic mean of the rates of interest offered by the various banks that appear on the Reuters Screen USPRIME1 Page as each such bank's prime rate or base lending rate for the applicable interest determination date.

  •
  If fewer than four such rates appear on the Reuters Screen USPRIME1 Page, then the Prime Rate will be the arithmetic mean of the prime rates quoted, as of the close of business on the applicable interest determination date, by three major banks in New York City selected by the calculation agent after consultation with us on the basis of the actual number of days in the year divided by a 360-day year.

  •
  If fewer than three New York City banks are quoting rates as described above, the Prime Rate for the new interest reset period will be the same as for the immediately preceding interest reset period. If there was no such interest reset period, the Prime Rate will be the initial interest rate.

        "Reuters Screen USPRIME1 page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service, or any successor service or page, for the purpose of displaying prime rates or base lending rates of major United States banks.

  Eleventh District Cost of Funds Rate Notes

        Each Eleventh District Cost of Funds Rate note will bear interest for each interest reset period based on the Eleventh District Cost of Funds Rate and any spread and/or spread multiplier and will be subject to the minimum interest rate or the maximum interest rate, if any, specified in the applicable pricing supplement.

        Unless otherwise set forth in the applicable pricing supplement, the Eleventh District Cost of Funds Rate for each interest reset period will be the rate on the applicable interest determination date equal to the monthly weighted average cost of funds for the calendar month preceding the interest determination date as displayed under the caption "Eleventh District" on Telerate Page 7058. "Telerate Page 7058" means the display page designated as page 7058 on Moneyline Telerate, or any successor service or page, for the purpose of displaying the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District.

        The following procedures will be followed if the Eleventh District Cost of Funds Rate cannot be determined as described above:

  •
  If the above rate is not displayed by 3:00 p.m., New York City time, on the calculation date for the applicable interest determination date, the Eleventh District Cost of Funds Rate will be the Eleventh District Cost of Funds Rate Index on the applicable interest determination date.

  •
  If the FHLB of San Francisco fails to announce the rate for the calendar month next preceding the applicable interest determination date, then the Eleventh District Cost of Funds Rate for the new interest reset period will be the same as for the immediately preceding interest reset period. If there was no such interest reset period, the Eleventh District Cost of Funds Rate Index will be the initial interest rate.

        The "Eleventh District Cost of Funds Rate Index" will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that the FHLB of San Francisco most recently announced as the cost of funds for the calendar month preceding the date of the announcement.

  Inverse Floating Rate Notes

        Any floating rate note may be designated in the applicable pricing supplement as an inverse floating rate note. In such an event, unless otherwise specified in the applicable pricing supplement, the interest rate on the floating rate note will be equal to:

  •
  in the case of the period, if any, commencing on the issue date, or the date on which the note otherwise begins to accrue interest if different from the issue date, up to the first interest reset date, a fixed rate of interest established by us as described in the applicable pricing supplement; and

  •
  in the case of each period commencing on an interest reset date, a fixed rate of interest specified in the pricing supplement minus the interest rate determined as described above based on the base rate as adjusted by any spread or spread multiplier.

However, on any inverse floating rate note, (1) the interest rate will not be less than zero and (2) the interest rate in effect for the ten days immediately prior to the date of maturity of the inverse floating rate note will be that in effect on the tenth day preceding the date of maturity.

  Floating/Fixed Rate Notes

        The applicable pricing supplement may provide that a note will be a floating rate note for a specified portion of its term and a fixed rate note for the remainder of its term, or vice versa. In such an event, the interest rate on the note will be determined as if it were a floating rate note and a fixed rate note for each such respective period, all as specified above in the applicable pricing supplement.

Amortizing Notes

        We may from time to time offer amortizing notes on which a portion or all the principal amount is payable prior to stated maturity:

  •
  in accordance with a schedule,

  •
  by application of a formula, or

  •
  based on an index.

Further information concerning additional terms and conditions of any amortizing notes, including terms for repayment, will be set forth in the applicable pricing supplement.

Indexed Notes

        We may also offer indexed notes, which may be fixed or floating rate notes or bear no interest. An indexed note provides that the amount payable at its maturity, and/or the amount of interest (if any) payable on an interest payment date, will be determined by reference to:

  •
  securities of one or more issuers, including us,

  •
  one or more currencies,

  •
  one or more commodities,

  •
  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, which may include any credit event (as defined in the prospectus supplement) relating to any company or companies or other entity or entities (which may include a government or governmental agency) other than us, and/or

  •
  one or more indices or baskets of the items described above.

        Each instrument, measure or event described above is referred to as an "index property". If you are a holder of an indexed note, you may receive an amount at maturity that is greater than or less than the face amount of your note depending upon the value of the applicable index property at maturity. The value of the applicable index property will fluctuate over time.

        An indexed note may provide either for cash settlement or for physical settlement by delivery of the index property or another property of the type listed above. An indexed note may also provide that the form of settlement may be determined at our option or at the holder's option. Some indexed notes may be exchangeable, at our option or the holder's option, for our securities or securities of an issuer other than us.

        If you purchase an indexed note, the applicable pricing supplement will include information about the relevant index property, about how amounts that are to become payable will be determined by reference to the price or value of that index property and about the terms on which the note may be settled physically or in cash.

        No holder of an indexed note will, as such, have any rights of a holder of the index property referenced in the note or deliverable upon settlement, including any right to receive interest, dividends, distributions or other payments thereunder.

Dual Currency Notes

        We may from time to time offer dual currency notes on which we have the option of making all subsequent payments of principal, any premium and interest on the notes, the payments of which would otherwise be made in the specified currency of the notes, in the optional payment currency specified in the applicable pricing supplement. The option will be exercisable in whole but not in part on an option election date, which will be any one of the dates specified in the applicable pricing supplement. Information as to the relative historical value of the specified currency compared to the optional payment currency will be set forth in the applicable pricing supplement.

        The pricing supplement for each issuance of dual currency notes will specify, among other things:

  •
  the specified currency,

  •
  the optional payment currency, and

  •
  the designated exchange rate.

        The designated exchange rate will be a fixed exchange rate used for converting amounts denominated in the specified currency into amounts denominated in the optional payment currency. The pricing supplement will also specify the option election dates and interest payment dates for the dual currency notes. An election date will be a particular number of days before an interest payment date or stated maturity, as set forth in the applicable pricing supplement. Each option election date will be the date on which we may select whether to make all scheduled payments due thereafter in the optional payment currency rather than in the specified currency.

        If we make such an election, the amount payable in the optional payment currency will be determined using the designated exchange rate specified in the applicable pricing supplement. If the election is made, notice will be mailed to the holder of the note in accordance with the terms of the applicable tranche of dual currency notes no later than five business days prior to the option election date. The notice will state (1) the first date, whether an interest payment date and/or stated maturity, on which scheduled payments in the optional payment currency will be made and (2) the designated exchange rate. Any such notice by us, once given, may not be withdrawn. The equivalent value in the specified currency of payments made after such an election in the optional payment currency may be less, at the then current exchange rate, than if we had made the payment in the specified currency.

Extendible Notes

        We may from time to time offer extendible notes, which will mature on an initial maturity date specified in the applicable pricing supplement, unless the holder extends the term of the note at its option for the period or periods specified in the applicable pricing supplement, The extension may be made on the initial renewal date, which will be the interest payment date so specified in the applicable pricing supplement, prior to the initial maturity date of the note. Subsequent renewal dates will occur on the interest payment date occurring in the last month of each election interval specified in the applicable pricing supplement after the initial renewal date. Despite the foregoing, the term of the extendible note may not be extended beyond the stated final maturity date specified in the applicable pricing supplement.

        If a holder does not elect to extend the term of any portion of the principal amount of an extendible note during the specified period prior to any renewal date, that portion will become due and payable on the existing maturity date.

        An election to renew the term of an extendible note may be made by delivering a notice to that effect to the trustee or any duly appointed paying agent at the corporate trust office of the trustee or agency of the trustee in New York City. The notice must be delivered not less than three nor more than 15 days prior to the renewal date (unless another period is specified in the applicable pricing supplement as the notice period). The election will be irrevocable and will be binding upon each subsequent holder of the extendible note.

        An election to renew the term of an extendible note may be exercised for less than the entire principal amount of the extendible note only if so specified in the applicable pricing supplement and only in the principal amount, or any integral multiple in excess of that amount, that is specified in the applicable pricing supplement.

        If the holder does not elect to renew the term, a new note will be issued in exchange for the extendible note on the extension date. If the extendible note is a certificate issued in definitive form, it must be presented to the trustee as soon as practicable following receipt of the new note. The new note will be in a principal amount equal to the principal amount of the exchanged extendible note for which no election to renew the term was exercised, with terms identical to those specified on the extendible note. However, the note will have a fixed stated maturity on the then-existing maturity date.

        If an election to renew is made for less than the full principal amount of a holder's extendible note, the trustee, or any duly appointed paying agent, will issue in exchange for the note in the name of the holder, a replacement extendible note. The replacement extendible note will be in a principal amount equal to the principal amount elected to be renewed of the exchanged extendible note, with terms otherwise identical to the exchanged extendible note.

        If a note is represented by a global security, DTC's nominee will be the holder of the note and, therefore, will be the only entity that can exercise a right to extend a note. In order to ensure that DTC's nominee will timely exercise an extension right relating to a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify DTC of its desire to exercise an extension right. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which such an instruction must be given for timely notice to be delivered to DTC.

Extension of Maturity

        The pricing supplement relating to each note will indicate whether we have the option to extend the stated initial maturity of the note for an extension period. An extension period is one or more periods specified in the applicable pricing supplement, up to but not beyond the final maturity date set forth in the pricing supplement.

        We may exercise such option for a note by notifying the trustee for the note at least 45 but not more than 60 days prior to the old stated maturity of the note. Not later than five business days after receipt thereof, the trustee will mail an extension notice to the holder of the note. The extension notice will set forth:

  •
  our election to extend the stated maturity of the note,

  •
  the new stated maturity,

  •
  in the case of a fixed rate note, the interest rate applicable to the extension period,

  •
  in the case of a floating rate note, the spread, spread multiplier or method of calculation applicable to the extension period, and

  •
  any provisions for redemption during the extension period, including the date or dates on which, or the period or periods during which, and the price or prices at which, the redemption may occur during the extension period.

        Upon the mailing by the trustee of an extension notice to the holder of a note, the stated maturity of the note will be extended automatically, and, except as modified by the extension notice and as described in the next paragraph, the note will have the same terms as prior to the mailing of the extension notice.

        Despite the foregoing, not later than 20 days prior to the old stated maturity of the note, we may, at our option, revoke the interest rate, or the spread or spread multiplier, as the case may be, provided for in the extension notice for the note and establish for the extension period a higher interest rate, in the case of a fixed rate note, or a higher spread or spread multiplier, in the case of a floating rate note. We can make such revocations by causing the trustee to mail notice of the higher interest rate or higher spread or spread multiplier, as the case may be, to the holder of the note. The notice will be irrevocable. All notes for which the stated maturity is extended will bear the higher interest rate, in the case of fixed rate notes, or higher spread or spread multiplier, in the case of floating rate notes, for the extension period, whether or not tendered for repayment.

        If we extend the stated maturity of a note, the holder of the note will have the option to elect repayment of the note by us on the old stated maturity at a price equal to the principal amount of the note, plus interest accrued to such date. For a note to be repaid on the old stated maturity once we have extended its stated maturity, the holder of the note must follow the procedures set forth below under "Optional Redemption, Repayment and Repurchase" for optional repayment. However, the period for delivery of the note or notification to the trustee will be at least 25 but not more than 35 days prior to the old stated maturity. A holder who has tendered a note for repayment pursuant to an extension notice may by written notice to the trustee, revoke any such tender for repayment until the close of business on the 10th day before the old stated maturity.

Combination of Provisions

        If so specified in the applicable pricing supplement, any note may be required to comply with all of the provisions, or any combination of the provisions, described above under "Extendible Notes" and "Extension of Maturity," and below under "Optional Redemption, Repayment and Repurchase."

Optional Redemption, Repayment and Repurchase

        The pricing supplement relating to each note will indicate whether the note will be redeemable at our option, in whole or in part. If so, the pricing supplement will also indicate (1) the optional redemption date or dates on which the note may be redeemed and (2) the redemption price at which, together with accrued interest to the optional redemption date, the note may be redeemed on each such optional redemption date.

        Unless otherwise specified in the applicable pricing supplement, not more than 60 nor less than 30 days prior to the date of redemption, the trustee will mail notice of redemption to the holder of the note. In the event of redemption of a note in part only, a new note or notes for the unredeemed portion of the note or notes will be issued to the holder of the note or notes upon the cancellation of the note or notes. Unless otherwise specified in the applicable pricing supplement, if less than all of the notes are redeemed the trustee will select the notes to be redeemed by lot or by the method the trustee deems fair and appropriate.

        The pricing supplement relating to each note will also indicate whether the holder of the note will have the option to elect repayment of the note by us prior to its stated maturity. If so, the pricing supplement will specify (1) the optional repayment date or dates on which the note may be repaid and (2) the optional repayment price. The optional repayment price is the price at which, together with accrued interest to the optional repayment date, the note may be repaid on each such optional repayment date.

        For a note to be repaid, the trustee must receive, at least 30 but not more than 45 days prior to an optional repayment date:

  (1)
  the note with the form entitled "Option to Elect Repayment" on the reverse of the note duly completed, or

  (2)
  a fax or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth:

  • the name of the holder of the note,

  • the face amount of the note to be repaid,

  • the certificate number or a description of the tenor and terms of the note,

  • a statement that the option to elect repayment is being exercised, and

    • a guarantee that the note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the note duly completed will be received by the trustee not later than five business days after the date of the fax or letter.

        If the guarantee procedure described in clause (2) above is followed, the note and form duly completed must be received by the trustee by the fifth business day. Any tender of a note by the holder for repayment, except pursuant to a reset notice or an extension notice as described above, will be irrevocable. Unless otherwise indicated in the applicable pricing supplement the repayment option may be exercised by the holder of a note for less than the entire principal amount of the note, provided that the principal amount of the note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, the note will be canceled and a new note or notes for the remaining principal amount will be issued in the name of the holder of the repaid note.

        If a note is represented by a global security, DTC's nominee will be the holder of the note and, therefore, will be the only entity that can exercise a right to repayment. In order to ensure that DTC's nominee will timely exercise a right to repayment relating to a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify DTC of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which such an instruction must be given for timely notice to be delivered to DTC.

        If we redeem or repay a note that is an OID note other than an indexed note prior to its stated maturity, then we will pay the amortized face amount of the note as of the date of redemption or repayment regardless of anything else stated in this prospectus. The amortized face amount of a note on any date means the amount equal to:

  •
  the issue price set forth on the face of the applicable pricing supplement, plus

  •
  that portion of the difference between the issue price and the stated principal amount of the note that has accrued by that date at:

  (1)   the bond yield to maturity set forth on the face of the applicable pricing supplement, or

  (2)   if so specified in the applicable pricing supplement, the bond yield to call set forth on the face of the note.

These computations will be made in accordance with generally accepted United States bond yield computation principles. However, the amortized face amount of a note will never exceed its stated principal amount. The bond yield to call listed on the face of a pricing supplement will be computed on the basis of:

  •
  the first occurring optional redemption date with respect to the note, and

  •
  the amount payable on the optional redemption date.

If any such note is not redeemed on the first occurring optional redemption date, the bond yield to call that applies to the note will be recomputed on the optional redemption date on the basis of:

  (1)
  the next occurring optional redemption date, and

  (2)
  the amount payable on the optional redemption date.

The bond yield to call will continue to be so recomputed on each succeeding optional redemption date until the note is so redeemed.

        We may at any time purchase notes at any price in the open market or otherwise. Notes so purchased by us may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

Other Provisions

        The terms in the applicable pricing supplement may modify any provisions relating to:

  •
  the determination of an interest rate basis,

  •
  the specification of an interest rate basis,

  •
  calculation of the interest rate applicable to, or the principal payable at maturity on, any note,

  •
  interest payment dates, or

  •
  any other related matters.

Defeasance

        The defeasance provisions described in the accompanying prospectus will be applicable to the notes.

CERTAIN ERISA CONSIDERATIONS

        Each person considering the use of plan assets of a pension, profit-sharing or other employee benefit plan, individual retirement account, Keogh plan or other retirement plan, account or arrangement (a "plan") to acquire or hold the notes should consider whether an investment in the notes would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code.

        Section 406 of ERISA and Section 4975 of the Code prohibit plans subject to Title I of ERISA and/or Section 4975 of the Code ("ERISA plans") from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("parties in interest") with respect to the plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain plans including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3 (33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws ("similar laws").

        The acquisition or holding of the notes by an ERISA plan with respect to which Lehman Brothers Holdings, Lehman Brothers Inc. or certain of their affiliates is or becomes a party in interest may constitute or result in prohibited transactions under ERISA or Section 4975 of the Code, unless those notes are acquired or held pursuant to and in accordance with an applicable exemption. The DOL has issued prohibited transaction class exemptions, or "PTCEs", as well as individual exemptions that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the notes.

        Each purchaser and holder of the notes or any interest in the notes will be deemed to have represented by its purchase or holding of the notes that either (1) it is not a plan or a plan asset entity and is not purchasing or holding those notes on behalf of or with "plan assets" of any plan or plan asset entity or (2) the purchase or holding of the notes will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violation under any applicable similar laws.

        Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the notes on behalf of or with "plan assets" of any plan or plan asset entity consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or any other applicable exemption, or the potential consequences of any purchase or holding under similar laws, as applicable.

PLAN OF DISTRIBUTION

        The notes are being offered by us through Lehman Brothers Inc., as principal or agent. We and Lehman Brothers Inc. have entered into a distribution agreement with respect to the notes. We may sell notes at a discount to the agent, as principal, for its own account or for resale to one or more purchasers at varying prices related to prevailing market prices or at a fixed public offering price. Unless otherwise specified in the applicable pricing supplement, any note purchased by the agent as principal will be purchased at 100% of the principal amount or face amount less a percentage specified in the applicable pricing supplement. In addition, the agent may offer and sell notes purchased by it as principal to other dealers. These notes may be sold at a discount which, unless otherwise specified in the applicable pricing supplement, will not exceed the discount to be received by the agent. After any initial public offering of notes to be resold to purchasers at a fixed public offering price, the public offering price and any concession or discount may be changed.

        Lehman Brothers Inc., as agent, has agreed to use its reasonable efforts to solicit orders to purchase notes. We will have the sole right to accept orders to purchase notes and may reject proposed purchases in whole or in part. Lehman Brothers Inc., as agent, will have the right to reject any proposed purchase in whole or in part. We will pay the agent a commission of from not more than .125% to not more than .625% of the principal amount of notes sold through it, depending upon the stated maturity.

        We may appoint agents (either as principal or agent), other than or in addition to Lehman Brothers Inc., with respect to any issue of notes. Any other agents will be named in the applicable pricing supplement and those agents will enter into the distribution agreement referred to above with respect to that issue of notes. The other agents may be our affiliates or our customers and may engage in transactions with and perform services for us in the ordinary course of business. Lehman Brothers Inc. may resell notes to or through another of our affiliates, as selling agent.

        We reserve the right to sell notes directly to investors on our own behalf and to enter into agreements similar to the distribution agreement with other parties. No commission will be payable nor will a discount be allowed on any sales made directly by us. Unless otherwise specified in the applicable pricing supplement, payment of the purchase price of the notes will be required to be made in immediately available funds in New York City on the date of settlement.

        This prospectus supplement, the accompanying prospectus and the related pricing supplement may be used by Lehman Brothers Inc. or our other affiliates in connection with offers and sales of the notes offered by this prospectus supplement in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Lehman Brothers Inc. or these other affiliates may act as principal or agent in such transactions.

        We reserve the right to withdraw, cancel or modify the offer made by this prospectus supplement, the accompanying prospectus or any pricing supplement without notice.

Indemnification and Expenses

        Each of the agents, whether acting as principal or agent, may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. We have agreed to indemnify the agents against liabilities relating to any offering of notes, including liabilities under the Securities Act, or to contribute to payments that the agents may be required to make relating to these liabilities.

        We will reimburse the agents for customary legal and other expenses incurred by them in connection with the offer and sale of the notes.

Market-Making

        No note will have an established trading market when issued. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any securities exchange. The agents may make a market in the notes, but no agent is obligated to do so. The agents may discontinue any market-making at any time without notice, at their sole discretion. There can be no assurance of the existence or liquidity of a secondary market for any notes, or that the maximum amount of notes will be sold. See "Plan of Distribution—Market Making" and "Plan of Distribution—Stabilization, Short Positions and Penalty Bids" in the prospectus.

Other Relationships

        Lehman Brothers Inc., our principal U.S. broker-dealer subsidiary, is a member of the NASD and may participate in offerings of the notes. Accordingly, offerings of the notes in which Lehman Brothers Inc. participates will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD regarding an NASD member firm's distributing securities of an affiliate. Furthermore, any underwriters offering the offered securities will not confirm sales to any account over which they exercise discretionary authority without the prior written approval of the customer.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-121067

PROSPECTUS

$26,400,000,000

LEHMAN BROTHERS HOLDINGS INC.

May Offer—

DEBT SECURITIES
WARRANTS
PURCHASE CONTRACTS
PREFERRED STOCK
DEPOSITARY SHARES
COMMON STOCK
UNITS

        We, Lehman Brothers Holdings Inc., may offer from time to time:

    •
    debt securities, which may be senior or subordinated;

    •
    warrants;

    •
    purchase contracts;

    •
    preferred stock;

    •
    depositary shares representing fractional interests in preferred stock;

    •
    common stock; and

    •
    units, comprised of two or more of any of the securities referred to above, in any combination.

        The debt securities, warrants, purchase contracts and preferred stock may be convertible into or exercisable or exchangeable for, or the amount payable thereon at maturity or redemption or repurchase, or interest or dividends payable thereon, may be determined in whole or in part by reference to:

    •
    securities of one or more issuers, including us;

    •
    one or more currencies;

    •
    one or more commodities;

    •
    any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

    •
    one or more indices or baskets of the items described above.

        We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement or supplements carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or supplements.

        The securities offered pursuant to this prospectus will have an aggregate initial offering price of up to $26,400,000,000 (or the equivalent thereof in one or more other currencies, currency units or composite currencies), subject to reduction as a result of the sale under certain circumstances of other securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement or supplements are truthful or complete. Any representation to the contrary is a criminal offense.

        Lehman Brothers Inc. and other affiliates of ours may use this prospectus in connection with offers and sales in market-making transactions.

LEHMAN BROTHERS

May 18, 2005

Prospectus Summary	1
General Information	6
Cautionary Statement Regarding Forward-Looking Statements	6
Use of Proceeds	7
Ratios of Earnings to Fixed Charges and of Earnings to Combined Fixed Charges and Preferred Stock Dividends	7
Description of Debt Securities	8
Description of Warrants	19
Description of Purchase Contracts	23
Description of Preferred Stock	27
Description of Depositary Shares	30
Description of Common Stock	32
Description of Units	34
Form, Exchange and Transfer	37
Book-Entry Procedures and Settlement	38
United States Federal Income Tax Consequences	40
Plan of Distribution	54
Certain ERISA Considerations	58
Where You Can Find More Information	58
Legal Matters	59
Experts	59

        You should only rely on the information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement or supplements. We have not, and no underwriter, agent or dealer has, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and no underwriter, agent or dealer is, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement or supplements, as well as information we have filed or will file with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date of the applicable document or other date referred to in the document. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

        This summary provides a brief overview of the key aspects of our business and all material terms of the offered securities that are known as of the date of this prospectus. For a more complete understanding of the terms of a particular issuance of offered securities, before making your investment decision, you should carefully read:

  •
  this prospectus, which explains the general terms of the securities that we may offer;

  •
  the accompanying prospectus supplement or supplements for such issuance, which explain the specific terms of the securities being offered and which may update or change information in this prospectus; and

  •
  the documents referred to in "Where You Can Find More Information" on page 58 for information about us, including our financial statements.

Lehman Brothers Holdings Inc.

        Lehman Brothers Holdings Inc. ("we," "us," "our" or "Lehman Brothers Holdings") and subsidiaries (collectively, "Lehman Brothers"), an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients and individuals worldwide. Lehman Brothers provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. Lehman Brothers' global headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in North America, Europe, the Middle East, Latin America and the Asia Pacific region. Lehman Brothers, through predecessor entities, was founded in 1850.

        Lehman Brothers operates in three business segments: Investment Banking, Capital Markets and Investment Management.

        The Investment Banking business segment provides advice to corporate, institutional and government clients throughout the world on mergers, acquisitions and other financial matters. Investment Banking also raises capital for clients by underwriting public and private offerings of debt and equity securities. Investment Banking is made up of Advisory Services and Global Finance and is organized into global industry, product and geographic coverage groups. Advisory Services consists of mergers and acquisitions and restructuring. Global Finance includes underwriting, private placements, and leveraged finance associated with debt and equity products. Product groups are partnered with relationship managers in the global industry groups to provide comprehensive financial solutions for clients.

        The Capital Markets business segment includes institutional customer flow activities, prime brokerage, research, secondary-trading and financing activities in fixed income and equity products. These products include a wide range of cash, derivative, secured financing and structured instruments and investments. Lehman Brothers is a leading global market-maker in numerous equity and fixed income products, including U.S., European and Asian equities, government and agency securities, money market products, corporate high grade, high yield and emerging market securities, mortgage- and asset-backed securities, preferred stock, municipal securities, bank loans, foreign exchange, financing and derivative products. Lehman Brothers is one of the largest investment banks in terms of U.S. and pan-European listed equities trading volume and maintains a major presence in over-the-counter U.S. stocks, major Asian large capitalization stocks, warrants, convertible debentures and preferred issues. In addition, the secured financing business manages Lehman Brothers' equity and fixed income matched book activities, supplies secured financing to institutional clients and customers, and provides secured funding for Lehman Brothers' inventory of equity and fixed income products. The

Capital Markets segment also includes proprietary activities, such as investing in real estate and private equity.

        The Investment Management business segment consists of Lehman Brothers' global Private Investment Management and Asset Management businesses. Private Investment Management provides comprehensive investment, wealth advisory and capital markets execution services to high-net-worth individuals and businesses. Asset Management provides proprietary asset management products across traditional and alternative asset classes, through a variety of distribution channels, to individuals and institutions; it includes both the Neuberger Berman and Lehman Brothers Asset Management brands as well as our Private Equity business.

        Lehman Brothers Holdings Inc. was incorporated in Delaware on December 29, 1983. Our principal executive office is at 745 Seventh Avenue, New York, New York 10019, and our telephone number is (212) 526-7000.

The Securities We May Offer

        We may use this prospectus to offer up to $26,400,000,000 aggregate initial offering price (or the equivalent thereof in one or more other currencies, currency units or composite currencies) of:

    •
    debt securities, which may be senior or subordinated;

    •
    warrants;

    •
    purchase contracts;

    •
    preferred stock;

    •
    depositary shares representing fractional interests in preferred stock;

    •
    common stock; and

    •
    units, comprised of two or more of any of the securities referred to above, in any combination.

        A prospectus supplement or supplements will describe the specific types, amounts, prices, and detailed terms and manner of offering of any of these offered securities.

        Since we are primarily a holding company, our cash flow and consequent ability to satisfy our obligations under the offered securities are dependent upon the earnings of our subsidiaries and the distribution of those earnings or loans or other payments by those subsidiaries to us. Our subsidiaries will have no obligation to pay any amount in respect of the offered securities or to make any funds available therefor. Several of our principal subsidiaries are subject to various capital adequacy requirements promulgated by the regulatory, banking and exchange authorities of the countries in which they operate and/or to capital targets established by various ratings agencies. These regulatory rules, and certain covenants contained in various debt agreements, may restrict our ability to withdraw capital from our subsidiaries by dividends, loans or other payments. Further information about these requirements and restrictions is contained or incorporated by reference in our most recent Annual Report on Form 10-K. Additionally, our ability to participate as an equity holder in any distribution of assets of any subsidiary is generally subordinate to the claims of creditors of the subsidiary.

Debt Securities

        Debt securities are our unsecured general obligations in the form of senior or subordinated debt. Subordinated debt, so designated at the time it is issued, would not be entitled to interest, principal and other payments if payments on senior debt were not made. Senior debt includes our notes and guarantees and any other debt for money borrowed, capitalized leases and deferred purchase obligations that are not subordinated.

        Debt securities may bear interest at a fixed or a floating rate and may be convertible into, or exchangeable for, or provide that the amount payable at maturity or upon redemption or repurchase, and/or the amount of interest payable on an interest payment date, will be determined in whole or in part by reference to the performance, level or value of one or more of the following:

  •
  securities of one or more issuers, including our own securities;

  •
  one or more currencies;

  •
  one or more commodities;

  •
  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

  •
  one or more indices or baskets of the items described above.

        For any particular debt securities we offer, the prospectus supplement or supplements will describe the specific designation, the aggregate principal or face amount and the purchase price; the ranking, whether senior or subordinated; the stated maturity; the redemption terms, if any; the conversion terms, if any; the rate or manner of calculating the rate and the payment dates for interest, if any; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; and any other specific terms. We will issue senior and subordinated debt under separate indentures between us and a trustee, and may issue debt securities under a unit agreement described below.

Warrants

        We may offer warrants to purchase or sell, or whose cash value is determined in whole or in part by reference to the performance, level or value of, one or more of the following:

  •
  our own securities or the securities of one or more other issuers;

  •
  one or more currencies;

  •
  one or more commodities;

  •
  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

  •
  one or more indices or baskets of the items described above.

        For any particular warrants we offer, the prospectus supplement or supplements will describe the underlying property; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of property or cash to be delivered by you or us upon exercise; and any other specific terms. We will issue the warrants under warrant agreements between us and one or more warrant agents, and may issue warrants under a unit agreement described below.

Purchase Contracts

        We may offer purchase contracts for the purchase or sale of, or whose cash value is determined in whole or in part by reference to the performance, level or value of, one or more of the following:

  •
  securities of one or more issuers, including our own securities;

  •
  one or more currencies;

  •
  one or more commodities;

  •
  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

  •
  one or more indices or baskets of the items described above.

        For any particular purchase contracts we offer, the prospectus supplement or supplements will describe the underlying property; the settlement date; the purchase price or manner of determining the purchase price and whether it must be paid when the purchase contract is issued or at a later date; the amount and kind, or the manner of determining the amount and kind, of property or cash to be delivered at settlement; whether the holder will pledge property to secure the performance of any obligations the holder may have under the purchase contract; and any other specific terms. We will issue prepaid purchase contracts under an indenture for debt securities described above and may issue purchase contracts under a unit agreement described below.

Preferred Stock

        We may issue preferred stock with various terms to be established by our board of directors or a committee of directors designated by the board. For any particular series of preferred stock we offer, the prospectus supplement or supplements will describe the designation; number of shares offered; dividend rights, if any; redemption provisions; rights in the event of our liquidation, dissolution or winding up; voting rights; and conversion rights.

        Generally, each series of preferred stock will rank on an equal basis with each other series of preferred stock and will rank prior to our common stock in respect of dividend and liquidation rights. The prospectus supplement or supplements will also describe how and when dividends will be paid on the series of preferred stock. We may issue preferred stock under a unit agreement described below.

Depositary Shares

        We may issue depositary shares representing fractional shares of preferred stock. Each particular series of depositary shares will be more fully described in the prospectus supplement or supplements that will accompany this prospectus. Depositary shares will be evidenced by depositary receipts and issued under a deposit agreement between us and a bank or trust company. We may issue depositary shares under a unit agreement described below.

Common Stock

        We may issue shares of our common stock. Holders of our common stock are entitled to receive dividends when, as and if declared by the board of directors. Each holder of common stock is entitled to one vote per share. The holders of our common stock have no cumulative voting or preemptive rights. Our common stock is listed on the New York Stock Exchange under the symbol "LEH". We may issue common stock under a unit agreement described below.

Units

        We may offer units, comprised of two or more of any of the securities described above in any combination. For any particular units we offer, the prospectus supplement or supplements will describe the particular securities comprising each unit; the terms, if any, on which those securities will be separable; whether the holder will pledge property to secure the performance of any obligations the holder may have under the unit; and any other specific terms of the units. We may issue the units under unit agreements between us and one or more unit agents.

Form of Securities

        We will generally issue the securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear Bank or Clearstream S.A., Luxembourg. Each sale of a security in book-entry form will settle in immediately available funds through the depositary, unless otherwise stated. In this prospectus, references to "holders" mean those who own securities registered in their own names, on the books that we, a trustee or an agent of ours maintains for this purpose, and not those who own beneficial interests in securities registered in street name or in securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the securities should read the section included in this prospectus entitled "Book-Entry Procedures and Settlement."

        We will issue the securities only in registered form, without coupons.

Payment Currencies

        Amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless the prospectus supplement or supplements state otherwise.

Listing

        If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement or supplements will so state. The listing or quotation of securities on an exchange or quotation system will not necessarily ensure that a liquid trading market will be available.

Tax Consequences

        This prospectus contains, and the prospectus supplement or supplements may contain, information about certain U.S. federal income tax considerations relating to the offered securities.

Market-Making by Our Affiliates

        Following the initial distribution of an offering of our securities, Lehman Brothers Inc. and other affiliates of ours or other underwriters may make a market in such securities, but they will not be obligated to do so and may discontinue any market-making at any time without notice. Such market-making by our affiliates will be subject, in the case of common stock, preferred stock and depositary shares, to obtaining any necessary approval of the New York Stock Exchange, Inc. Lehman Brothers Inc. and other affiliates of ours may act as a principal or agent in these transactions. This prospectus and the applicable prospectus supplement or supplements will also be used in connection with those transactions by Lehman Brothers Inc. or our other affiliates. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale. No assurance can be given that there will be a market for the securities.

        If you purchase securities in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale.

GENERAL INFORMATION

        Please note that in this prospectus references to Lehman Brothers Holdings, "we", "us" and "our" refer only to Lehman Brothers Holdings and not to its consolidated subsidiaries.

        Also, in this prospectus, references to "holders" mean those who own securities registered in their own names, on the books that we, the trustee or our agent maintains for this purpose, and not those who own beneficial interests in securities registered in street name or in securities issued in book-entry form through one or more depositaries. We anticipate that most of the offered securities will be issued in book-entry form only. Owners of beneficial interests in the securities should read the section entitled "Book-Entry Procedures and Settlement."

        As you read this prospectus, please remember that the specific terms of the securities as described in the prospectus supplement or supplements will supplement and, if applicable, modify or replace the general terms described in this prospectus. You should read carefully the particular terms of the securities, which will be described in more detail in the prospectus supplement or supplements. If there are differences between the prospectus supplement or supplements and this prospectus, the prospectus supplement or supplements will control. Thus, the statements made in this prospectus may not apply to the securities.

        Investing in the offered securities involves risks. You should reach a decision to purchase a security only after you have carefully reviewed the risk factors and other information in this prospectus and the applicable prospectus supplement or supplements and considered with your advisors the suitability of an investment in the security in light of your particular circumstances.

        This prospectus contains summaries of provisions of certain documents that are described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under "Where You Can Find More Information."

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        We have included or incorporated by reference in this prospectus statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

        Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in our most recent Annual Report on Form 10-K, which is incorporated in this prospectus by reference. See "Where You Can Find More Information" in this prospectus for information about how to obtain a copy of this annual report.

USE OF PROCEEDS

        We will use the proceeds we receive from the sale of the offered securities for general corporate purposes, principally to:

  •
  fund the business of our operating units;

  •
  fund investments in, or extensions of credit or capital contributions to, our subsidiaries; and

  •
  lengthen the average maturity of liabilities, by reducing short-term liabilities or re-funding maturing indebtedness.

        We expect to incur additional indebtedness in the future to fund our businesses.

        We or our subsidiaries may also use all or some of the proceeds received from the sale of offered securities to hedge our risk under any offered securities, including by purchasing or maintaining long or short positions in the offered securities themselves and/or the securities, currencies, commodities, indices or other assets or measures to which any offered securities may be linked. We have no reason to believe that our hedging activities will have a material impact on the price or value of such securities, currencies, commodities, indices or other assets or measures; however, we cannot guarantee you that our hedging activities will not affect such prices or value.

RATIOS OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

	Year Ended November 30,
						Three Months Ended February 28, 2005
	2000	2001	2002	2003	2004
Ratio of earnings to fixed charges	1.14	1.11	1.13	1.29	1.36	1.36
Ratio of earnings to combined fixed charges and preferred stock dividends	1.12	1.10	1.11	1.26	1.34	1.35

        For purposes of calculating both ratios, earnings are the sum of:

  •
  pre-tax earnings from continuing operations and

  •
  fixed charges (excluding capitalized interest);

and fixed charges are the sum of:

  •
  interest cost, including capitalized interest, and

  •
  that portion of rent expense estimated to be representative of the interest factor.

        The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.

DESCRIPTION OF DEBT SECURITIES

General

        The debt securities offered by this prospectus will be our unsecured obligations and will be either senior or subordinated debt. Senior debt and subordinated debt will be issued under separate indentures. We have summarized certain general terms and provisions of the indentures and the debt securities below. The summary is not complete. You should read the more detailed provisions of the applicable indenture and the form of your debt security for a complete description and for provisions that might be important to you. The indentures (including all amendments and a separate related document containing standard multiple series indenture provisions) have been filed with the SEC and are incorporated by reference in the registration statement of which this prospectus forms a part.

        A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, has been filed with the SEC or will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of the indentures and any form of debt security that has been filed by following the directions on page 58 or by contacting the applicable indenture trustee.

        Unless otherwise provided for a particular issuance in an accompanying prospectus supplement or supplements, the trustee under the senior debt indenture will be Citibank, N.A., and the trustee under the subordinated debt indenture will be JPMorgan Chase Bank, N.A.

        Neither indenture limits the amount of debt securities that may be issued thereunder or the amount of indebtedness we or our subsidiaries can incur. The indentures provide that senior or subordinated debt securities may be issued from time to time in one or more series, with different terms. We also have the right to "reopen" a previous issue of a series of debt securities by issuing additional debt securities of such series.

Types of Debt Securities

        We may issue fixed rate debt securities, floating rate debt securities or indexed debt securities.

  Fixed and Floating Rate Debt Securities

        Fixed rate debt securities will bear interest at a fixed rate described in the prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are usually issued at a price lower than the principal amount. U.S. federal income tax consequences and other special considerations applicable to any debt securities issued by us at a discount will be described in the applicable prospectus supplement or supplements.

        Floating rate debt securities will bear interest at a floating rate per annum determined pursuant to the formula specified in the prospectus supplement or supplements. Generally, the interest rate on a floating rate debt security will be equal to an interest rate determined by reference to an interest rate index specified in the prospectus supplement or supplements plus or minus a spread, if any, and/or multiplied by a spread multiplier, if any, and may be subject to a minimum and/or maximum rate or rates in one or more interest periods.

        Upon the request of the holder of any floating rate debt security, the calculation agent will provide the interest rate then in effect for that debt security, and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent's determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

        In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the prospectus supplement or supplements. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include our affiliates.

        Unless otherwise specified in the accompanying prospectus supplement or supplements, all percentages resulting from any interest rate calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, and all amounts used in or resulting from any currency calculation relating to a debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

  Indexed Debt Securities

        We may also offer indexed debt securities, which may be fixed or floating rate debt securities or bear no interest. An indexed debt security will be convertible into, or exchangeable for, or provide that the amount payable at maturity or upon earlier redemption or repurchase, and/or the amount of interest (if any) payable on an interest payment date, will be determined in whole or in part by reference to the performance level or value of one or more of the following:

  •
  securities of one or more issuers, including our securities;

  •
  one or more currencies;

  •
  one or more commodities;

  •
  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, which may include any credit event (as defined in the prospectus supplement) relating to any company or companies or other entity or entities (which may include a government or governmental agency) other than us; and/or

  •
  one or more indices or baskets of the items described above.

        Each instrument, measure or event described above is referred to as an "index property". If you are a holder of an indexed debt security, you may receive an amount at maturity that is greater than or less than the face amount of or the amount you paid for your debt security, depending upon the value of the applicable index property at maturity. The value of the applicable index property will fluctuate over time.

        An indexed debt security may provide either for cash settlement or for physical settlement by delivery of the index property or another property of the type listed above. An indexed debt security may also provide that the form of settlement may be determined at our option or at the holder's option. Some indexed debt securities may be convertible into or exchangeable for, at our option or the holder's option, our other securities or securities of another issuer.

        If you purchase an indexed debt security, the prospectus supplement or supplements will include information about the relevant index property, about how amounts that are to become payable will be determined by reference to the price or value of that index property and about the terms on which the security may be settled physically or in cash.

        No holder of an indexed debt security will, as such, have any rights of a holder of the index property referenced in the debt security or deliverable upon settlement, including any right to receive interest, dividends, distributions or other payments thereunder.

Information in the Prospectus Supplement

        The prospectus supplement or supplements for any offered series of debt securities will describe the following terms, as applicable:

  •
  the title;

  •
  whether senior or subordinated debt;

  •
  the total principal amount offered;

  •
  the percentage of the principal amount at which the securities will be sold and, if applicable, the method of determining the price;

  •
  the maturity date or dates;

  •
  whether the debt securities are fixed rate debt securities, floating rate debt securities or indexed debt securities;

  •
  if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;

  •
  if the debt security is an original issue discount debt security, the yield to maturity;

  •
  if the debt securities are floating rate debt securities, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; and the day count used to calculate interest payments for any period;

  •
  the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

  •
  if the debt securities are indexed debt securities, the amount we will pay you at maturity or upon redemption or repurchase, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your debt security will be convertible into or exchangeable for or payable in cash, securities or other property;

  •
  if the index property is an index or a basket of securities, a description of the index or basket of securities;

  •
  if the index property is an index, the method of providing for a substitute index or indices or otherwise determining the amount payable if any index changes or ceases to be made available by its publisher;

  •
  any securities exchange or quotation system on which the debt securities may be listed;

  •
  if other than in United States dollars, the currency or currency unit in which payment will be made;

  •
  any provisions for the payment of additional amounts for taxes;

  •
  the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

  •
  the terms and conditions on which the securities may be redeemed at our option;

  •
  any obligation of ours to redeem, purchase or repay the securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

  •
  any addition to, or modification or deletion of, any event of default or any of our covenants with respect to the debt securities;

  •
  any provisions for the discharge of our obligations relating to the securities by deposit of funds or United States government obligations;

  •
  the names and duties of any co-trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

  •
  any material provisions of the applicable indenture described in this prospectus that do not apply to the securities; and

  •
  any other specific terms of the securities and any terms required by or advisable under applicable laws or regulations.

        The terms on which a series of debt securities may be convertible into or exchangeable for other securities of ours or those of any other entity will be set forth in the prospectus supplement or supplements relating to such series. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. The terms may include provisions pursuant to which the number of other securities to be received by the holders of such series of debt securities may be adjusted in certain events.

        The debt securities will be issued only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form only, and will be issued in physical (paper) form only as global notes to a depositary, as described below under "Book-Entry Procedures and Settlement." Unless otherwise provided in the accompanying prospectus supplement or supplements, debt securities denominated in United States dollars will be issued only in denominations of $1,000 and integral multiples thereof. The prospectus supplement or supplements relating to offered securities denominated in a foreign or composite currency will specify the denomination of the offered securities.

        The debt securities in global form may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, by the registered holder at the principal corporate trust office of the relevant trustee in New York City. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Payment and Paying Agents

        We will pay the principal or other amount payable at maturity or redemption, premium and interest due in respect of the global notes at the principal corporate office of the relevant trustee in New York City in immediately available funds.

        If definitive notes are issued, we will make all payments of principal or any other amount payable at maturity or upon redemption or repurchase, premium and interest on the notes in accordance with wire transfer instructions given to us by any holder. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York, unless we elect to make interest payments by check mailed to the holders at their address set forth in the register of holders. Payments in any other manner will be specified in the prospectus supplement or supplements.

Calculation Agents

        Calculations relating to floating rate debt securities and indexed debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may be an affiliate of ours, such as Lehman Brothers Inc. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. The initial calculation agent will be identified in the prospectus supplement or supplements.

Senior Debt

        The senior debt securities will be issued under the senior debt indenture and will rank on an equal basis with all our other unsecured debt except debt that pursuant to its terms is subordinated to the senior debt securities.

Subordinated Debt

        The subordinated debt securities will be issued under the subordinated debt indenture and will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our "senior debt" (as defined below). The subordinated debt indenture does not limit our ability to issue senior debt.

        If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

        If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us, our creditors or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

        Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that are declared due and payable upon an event of default under the subordinated debt indenture, holders of all senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt securities can receive any payments.

        "Senior debt" means:

  (1)
  the principal, premium, if any, and interest in respect of (A) our indebtedness for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities;

  (2)
  all our capitalized lease obligations;

  (3)
  all our obligations representing the deferred purchase price of property; and

  (4)
  all deferrals, renewals, extensions and refundings of obligations of the type referred to in clauses (1) through (3);

but senior debt does not include:

  (a)
  subordinated debt securities;

  (b)
  any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, subordinated debt securities;

  (c)
  indebtedness for goods or materials purchased in the ordinary course of business or for services obtained in the ordinary course of business or indebtedness consisting of trade payables; and

  (d)
  indebtedness that is subordinated to our obligations of the type specified in clauses (1) through (4) above.

        The effect of clause (d) is that we may not issue, assume or guarantee any indebtedness for money borrowed which is junior to the senior debt securities and senior to the subordinated debt securities.

Limitations on Liens

        The indentures provide that we will not, and will not permit any designated subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on, or security interest in any shares of common stock of any designated subsidiary, without providing that each series of debt securities and, at our option, any other indebtedness ranking equally and ratably with such indebtedness, is secured equally and ratably with (or prior to) such other secured indebtedness. "Designated subsidiary" means any of our subsidiaries the consolidated net worth of which represents at least 5% of our consolidated net worth.

Limitations on Mergers and Sales of Assets

        The indentures provide that we will not merge or consolidate or transfer or lease all or substantially all of our assets, and another person may not transfer or lease all or substantially all of its assets to us, unless:

  •
  either (1) we are the continuing corporation, or (2) the successor corporation, if other than us, is a U.S. corporation and expressly assumes by supplemental indenture the obligations evidenced by the securities issued pursuant to the indenture and

  •
  immediately after the transaction, there would not be any default in the performance of any covenant or condition of the indenture.

        Other than the restrictions described above, the indentures do not contain any covenants or provisions that would protect holders of the debt securities in the event of a highly leveraged transaction.

Defaults

        Each indenture provides that events of default regarding any series of debt securities will be:

  •
  failure to pay required interest on any debt security of such series for 30 days;

  •
  failure to pay principal or premium, if any, on any debt security of such series when due;

  •
  failure to make any required scheduled installment payment for 30 days on debt securities of such series;

  •
  failure to perform for 90 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series; and

  •
  certain events of bankruptcy or insolvency, whether voluntary or not.

        If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable. Unless otherwise specified in the applicable prospectus supplement or supplements, if the principal of any original issue discount, or OID, note, other than an indexed note, is declared to be due and payable immediately as a result of the acceleration of stated maturity, the amount of principal due and payable relating to the note will be limited to the aggregate principal amount of the note multiplied by the sum, expressed as a percentage of the aggregate principal amount, of (1) its issue price plus (2) the original issue discount amortized from the date of issue to the date of declaration. Amortization will be calculated using the interest method, computed in accordance with generally accepted accounting principles in effect on the date of declaration. The amortized face amount of a note will never exceed its stated principal amount.

        We are required to file annually with the trustee a statement of an officer as to the fulfillment by us of our obligations under the indenture during the preceding year.

        No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities.

        Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive past defaults regarding such series.

        Before any holder of any series of debt securities may institute action for any remedy, except payment on such holder's debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the satisfactory security and indemnity against liabilities incurred by the trustee for taking such action.

        If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series.

Modification of the Indentures

        Under the indentures, we and the relevant trustee can enter into supplemental indentures to establish the form and terms of any new series of debt securities without obtaining the consent of any holder of debt securities. In addition, we and the trustee may amend the indenture without the consent of any holder:

  •
  to cure any ambiguity;

  •
  to correct or supplement any defective or inconsistent provision; or

  •
  to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

        We and the trustee may, with the consent of the holders of at least 66 2/3% in aggregate principal amount of the debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of such series to be affected.

        No such modification may, without the consent of the holder of each security so affected:

  •
  extend the fixed maturity of any such securities;

  •
  reduce the rate or change the time of payment of interest on such securities;

  •
  reduce the principal amount of such securities or the premium, if any, on such securities;

  •
  change any of our obligations to pay additional amounts;

  •
  reduce the amount of the principal payable on acceleration of any securities issued originally at a discount;

  •
  adversely affect the right of repayment or repurchase at the option of the holder;

  •
  reduce or postpone any sinking fund or similar provision;

  •
  change the currency or currency unit in which any such securities are payable or the right of selection thereof;

  •
  impair the right to sue for the enforcement of any such payment on or after the maturity of such securities;

  •
  reduce the percentage of securities referred to above whose holders need to consent to the modification or a waiver without the consent of such holders; and

  •
  change any of our obligations to maintain an office or agency.

Defeasance

        Except as may otherwise be set forth in an accompanying prospectus supplement or supplements, after we have deposited with the trustee, cash or government securities, in trust for the benefit of the holders, sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series when due, then:

  •
  if the terms of the debt securities so provide, we will be deemed to have paid and satisfied our obligations on all outstanding debt securities of such series, which is known as "defeasance and discharge"; or

  •
  we will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on such debt securities, relating to the debt securities of such series, which is known as "covenant defeasance".

        When there is a defeasance and discharge, (1) the applicable indenture will no longer govern the debt securities of such series, (2) we will no longer be liable for payment and (3) the holders of such debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, we will continue to be obligated to make payments when due if the deposited funds are not sufficient.

        For a discussion of the principal United States federal income tax consequences of covenant defeasance and defeasance and discharge, see "United States Federal Income Tax Consequences—Tax Consequences of Defeasance" below.

Payment of Additional Amounts

        If so noted in the applicable prospectus supplement or supplements for a particular issuance, we will pay to the holder of any debt security who is a "United States Alien" (as defined below) such additional amounts as may be necessary so that every net payment of principal of and interest on the debt security, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon the holder by the United States or any taxing authority thereof or therein, will not be less than the amount provided in such debt security to be then due and payable. We will not be required, however, to make any payment of additional amounts for or on account of:

  •
  any tax, assessment or other governmental charge that would not have been imposed but for (1) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the United States including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor), being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States, or (2) the presentation of a debt security for payment after 10 days;

  •
  any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

  •
  any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a passive foreign investment company, a controlled foreign corporation, a personal holding company or foreign personal holding company with respect to the United States, or as a corporation which accumulates earnings to avoid United States federal income tax;

  •
  any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of, or interest on, such debt security;

  •
  any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or interest on, any debt security if such payment can be made without withholding by any other paying agent;

  •
  any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the holder or beneficial owner of such debt security, if such compliance is required by statute or by regulation of the United States Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge;

  •
  any tax, assessment or other governmental charge imposed on interest received by (1) a 10% shareholder (as defined in Section 871(h)(3)(B) of the Code and the regulations that may be promulgated thereunder) of us, or (2) a controlled foreign corporation with respect to us within the meaning of the Code; or

  •
  any combinations of items identified in the bullet points above.

        In addition, we will not be required to pay any additional amounts to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof would not have been entitled to the payment of such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the debt security.

        The term "United States Alien" means any corporation, partnership, individual or fiduciary that is, as to the United States, a foreign corporation, a nonresident alien individual, a nonresident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, as to the United States, a foreign corporation, a nonresident alien individual or a nonresident fiduciary of a foreign estate or trust.

Optional Redemption, Repayment and Repurchase

        The prospectus supplement or supplements relating to each note will indicate whether a debt security will be redeemable at our option, in whole or in part. If so, the prospectus supplement or supplements will also indicate (1) the optional redemption date or dates on which the debt security may be redeemed and (2) the redemption price at which, together with accrued interest to the optional redemption date, the debt security may be redeemed on each such optional redemption date.

        Unless otherwise specified in the applicable prospectus supplement or supplements, not more than 60 nor less than 30 days prior to the date of redemption, the trustee will mail notice of redemption to the holder of the debt security. In the event of redemption of a debt security in part only, a new debt security for the unredeemed portion of the debt security will be issued to the holder of the debt security upon the cancellation of the debt security. Unless otherwise specified in the applicable prospectus supplement or supplements, if less than all of the debt securities are redeemed the trustee will select the debt securities to be redeemed by lot or by the method the trustee deems fair and appropriate.

        The prospectus supplement or supplements relating to each debt security will also indicate whether the holder of the debt security will have the option to elect repayment of the debt security by us prior to its stated maturity. If so, the prospectus supplement or supplements will specify (1) the optional repayment date or dates on which the debt security may be repaid and (2) the optional repayment price, or the method by which such price will be determined. The optional repayment price is the price at which, together with accrued interest to the optional repayment date, the debt security may be repaid at the holder's option on each such optional repayment date.

        Any tender of a debt security by the holder for repayment, except pursuant to the prescribed notice, will be irrevocable. The repayment option may be exercised by the holder of a debt security for less than the entire principal amount of the debt security, provided that the principal amount of the debt security remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, the debt security will be canceled and a new debt security for the remaining principal amount will be issued in the name of the holder of the repaid debt security.

        If a debt security is represented by a global security, the nominee of The Depository Trust Company ("DTC"), a securities depository, will be the holder of the debt security and, therefore, will be the only entity that can exercise a right to repayment. In order to ensure that DTC's nominee will timely exercise a right to repayment relating to a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant through which it holds an interest in the debt security to notify DTC of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which such an instruction must be given for timely notice to be delivered to DTC.

        Unless otherwise specified in the applicable prospectus supplement or supplements, if we redeem or repay a note that is an OID note other than an indexed debt security prior to its stated maturity, then we will pay the amortized face amount of the debt security as of the date of redemption or repayment regardless of anything else stated in this prospectus.

        We may at any time purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by us may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

Redemption Upon a Tax Event

        If so noted in the applicable prospectus supplement or supplements for a particular issuance, the debt securities may be redeemed at our option in whole, but not in part, on not more than 60 days' and not less than 30 days' notice, at a redemption price equal to 100% of their principal amount, or such other price as may be specified in the applicable prospectus supplement or supplements, if we determine that as a result of a "change in tax law" (as defined below):

  •
  we have or will become obligated to pay additional amounts as described under the heading "—Payment of Additional Amounts" on any debt security, or

  •
  there is a substantial possibility that we will be required to pay such additional amounts.

        A "change in tax law" that would trigger the provisions of the preceding paragraph is any change in or amendment to the laws, treaties, regulations or rulings of the United States or any political subdivision or taxing authority thereof, or any proposed change in the laws, treaties, regulations or rulings, or any change in the official application, enforcement or interpretation of the laws, treaties, regulations or rulings (including a holding by a court of competent jurisdiction in the United States) or any other action (other than an action predicated on law generally known on or before the date of the applicable prospectus supplement for the particular issuance of debt securities to which this section applies except for proposals before the Congress prior to that date) taken by any taxing authority or a court of competent jurisdiction in the United States, or the official proposal of the action, whether or not the action or proposal was taken or made with respect to us.

        Prior to the publication of any notice of redemption, we shall deliver to the Trustee (1) an officers' certificate stating that we are entitled to effect the aforementioned redemption and setting forth a statement of facts showing that the conditions precedent to our right so to redeem have occurred, and (2) an opinion of counsel to such effect based on such statement of facts.

Governing Law

        Unless otherwise stated in the prospectus supplement or supplements, the debt securities and the indentures will be governed by New York law.

Concerning the Trustees

        We and certain of our subsidiaries may maintain bank accounts, borrow money and have other commercial banking, investment banking and other business relationships with the trustees and their affiliates in the ordinary course of business. The trustees or their affiliates may participate as underwriters, agents or dealers in any offering of debt securities.

DESCRIPTION OF WARRANTS

General

        We may issue warrants from time to time in such amounts and in as many distinct series as we wish. In addition we may issue a warrant separately or as part of a unit as described below in "Description of Units".

        The warrants of a series will be issued under a separate warrant agreement to be entered into between us and one or more banks or trust companies, as warrant agent, as set forth in the prospectus supplement or supplements, and, if part of a unit, may be issued under a unit agreement as described below under "Description of Units". We may add, replace or terminate warrant agents from time to time. We may also act as our own warrant agent.

        You should read the more detailed provisions of the applicable warrant agreement (and unit agreement, if applicable) and warrant certificate for a complete description and for provisions that might be important to you. A form of the warrant agreement, including a form of warrant certificate representing each warrant, reflecting the particular terms and provisions of a series of offered warrants, will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of any form of warrant agreement that has been filed by following the directions on page 58 or by contacting the applicable warrant agent.

        We may issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined in whole or in part by reference to the performance, level or value of, one or more of the following:

  •
  our securities or the securities of one or more other issuers;

  •
  one or more currencies;

  •
  one or more commodities;

  •
  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, which may include any credit event (as defined in the applicable prospectus supplement) relating to any company or companies or other entity or entities (which may include a government or governmental agency) other than us; and/or

  •
  one or more indices or baskets of the items described above.

Each instrument, measure or event described above is referred to as a "warrant property".

        We may satisfy our obligations, if any, with respect to any warrants by delivering:

  •
  the warrant property;

  •
  the cash value (as defined in the applicable prospectus supplement) of the warrant property; or

  •
  the cash value of the warrants determined by reference to the performance, level or value of the warrant property.

        The prospectus supplement or supplements will describe what we may deliver to satisfy our obligations with respect to any warrants.

        No holder of a warrant will, as such, have any rights of a holder of the warrant property purchasable under or referenced in the warrant, including any right to receive interest, dividends, distributions or other payments thereunder. Any securities deliverable by us with respect to any warrants will be freely transferable by the holder.

        The following briefly summarizes the material provisions of the warrant agreements and the warrants that generally apply to all warrants. Most of the financial and other specific terms of your warrant will be described in the prospectus supplement or supplements.

Information in the Prospectus Supplement

        The prospectus supplement or supplements for any offered series of warrants will contain, where applicable, the following information about your warrants:

  •
  the specific designation and aggregate number of, and the price at which we will issue, the warrants;

  •
  the currency or currency unit with which the warrants may be purchased and in which any payments due to or from the holder upon exercise must be made;

  •
  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

  •
  whether and under what circumstances the warrants may be cancelled by us prior to their expiration date, in which case the holders will be entitled to receive only the applicable cancellation amount, which may be either a fixed amount or an amount that varies during the term of the warrants in accordance with a schedule or formula;

  •
  whether the warrants are put warrants (entitling the holder to sell the warrant property or receive the cash value of the right to sell the warrant property), call warrants (entitling the holder to buy the warrant property or receive the cash value of the right to buy the warrant property), or spread warrants (entitling the holder to receive a cash value determined by reference to the amount, if any, by which a specified reference value of the warrant property at the time of exercise exceeds a specified base value of the warrant property);

  •
  the warrant property or cash value, and the amount or method for determining the amount of warrant property or cash value, deliverable upon exercise of each warrant;

  •
  the price at which and the currency with which the warrant property may be purchased or sold upon the exercise of each warrant, or the method of determining that price;

  •
  whether the exercise price may be paid in cash, by the exchange of any warrants or other securities or both, and the method of exercising the warrants;

  •
  whether the exercise of the warrants is to be settled in cash or by delivery of the warrant property or both and whether settlement will occur on a net basis or a gross basis;

  •
  the minimum number, if any, of warrants that must be exercised at any one time, other than upon automatic exercise;

  •
  the maximum number, if any, of warrants that may, subject to election by us, be exercised by all owners (or by any person or entity) on any day;

  •
  any provisions for the automatic exercise of the warrants at expiration or otherwise;

  •
  if the warrant property is an index or a basket of securities, a description of the index or basket of securities;

  •
  if the warrant property is an index, the method of providing for a substitute index or indices or otherwise determining the amount payable if any index changes or ceases to be made available by its publisher;

  •
  whether, following the occurrence of a market disruption event or force majeure event (as defined in the applicable prospectus supplement), the cash settlement value of a warrant will be determined on a different basis than under normal circumstances;

  •
  the identities of the warrant agent, any depositaries and any paying, transfer, calculation or other agents for the warrants;

  •
  any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

  •
  any other terms of the warrants and any terms required by or advisable under applicable laws or regulations.

        The warrants will be issued only in registered form. As currently anticipated, warrants will trade in book-entry form only, and will be issued in physical (paper) form only as global security to a depositary, as described below under "Book-Entry Procedures and Settlement."

        The warrants in global form may be presented for exchange, and warrants other than a global security may be presented for registration of transfer, by the registered holder at the principal office of the warrant agent in New York City. Holders will not have to pay any service charge for any registration of transfer or exchange of warrants, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Calculation Agents

        Calculations relating to the warrants will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may be an affiliate of ours, such as Lehman Brothers Inc. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change. The initial calculation agent will be identified in the prospectus supplement or supplements.

Modifications

        We and the warrant agent may amend the warrant agreement without the consent of any holder:

  •
  to cure any ambiguity;

  •
  to correct or supplement any defective or inconsistent provision; or

  •
  to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

        We and the relevant warrant agent also may, with the consent of the holders of at least a majority in number of the outstanding unexercised warrants affected, modify or amend the warrant agreement and the terms of the warrants.

        No such modification or amendment may, without the consent of the holders of each warrant affected:

  •
  reduce the amount receivable upon exercise, cancellation or expiration,

  •
  shorten the period of time during which the warrants may be exercised,

  •
  otherwise materially and adversely affect the exercise rights of the beneficial owners of the warrants, or

  •
  reduce the percentage of outstanding warrants whose holders must consent to modification or amendment of the applicable warrant agreement or the terms of the warrants.

Limitation on Mergers and Sales of Assets; No Restrictive Covenants or Events of Default

        Warrant agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another firm or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another firm, the successor company will succeed to and assume our obligations under the warrant agreement and the warrants. We will then be relieved of any further obligation under the warrant agreement and the warrants and, in the event of any such merger, consolidation or sale, we as the predecessor company, may at any time thereafter be dissolved, wound up or liquidated.

        Warrant Agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they provide for any events of default or remedies upon the occurrence of any events of default.

Warrant Agreements Will Not Generally be Qualified Under Trust Indenture Act

        Warrant agreements will not generally be qualified as indentures, and warrant agents will not generally be required to qualify as trustees, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement may not have the protection of the Trust Indenture Act with respect to their warrants.

Enforceability of Rights by Holders

        In the case of any warrants issued under warrant agreements that are not qualified as indentures under the Trust Indenture Act, each warrant agent will act solely as our agent in connection with the issuance and exercise of the applicable warrants and will not assume any obligation or relationship of agency or trust for or with any registered holder of or owner of a beneficial interest in any warrant. A warrant agent will not be obligated to take any action on behalf of those holders or owners to protect their rights under the warrants.

        Holders may, without the consent of the applicable warrant agent, enforce by appropriate legal action, on their own behalf, their right to exercise their warrants, to receive debt securities, in the case of debt warrants, and to receive delivery of warrant property or payment, if any, for their warrants, in the case of universal warrants.

Governing Law

        Unless otherwise stated in the prospectus supplement or supplements, the warrants and each warrant agreement will be governed by New York law.

Concerning the Warrant Agent

        We and certain of our subsidiaries may maintain bank accounts, borrow money and have other commercial banking, investment banking and other business relationships with the warrant agent and its affiliates in the ordinary course of business. The warrant agent or its affiliates may participate as underwriters, agents or dealers in any offering of warrants.

DESCRIPTION OF PURCHASE CONTRACTS

General

        We may issue purchase contracts from time to time in such amounts and in as many distinct series as we wish. In addition, we may issue a purchase contract separately or as part of a unit, as described below under "Description of Units".

        The following describes the general terms applicable to all purchase contracts. You should read the more detailed provisions of the applicable purchase contract for a complete description and for provisions that might be important to you. A form of the purchase contract reflecting the particular terms and provisions of a series of offered purchase contracts will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of any form of purchase contract when it has been filed by following the directions on page 58. Most of the financial and other specific terms of your purchase contract will be described in the prospectus supplement or supplements.

Purchase Contract Property

        We may offer purchase contracts for the purchase or sale of, or whose cash value is determined in whole or in part by reference to the performance, level or value of, one or more of the following:

  •
  securities of one or more issuers, including our securities,

  •
  one or more currencies,

  •
  one or more commodities,

  •
  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, which may include any credit event (as defined in the applicable prospectus supplement) relating to any company or companies or other entity or entities (which may include a government or governmental agency) other than us, and/or

  •
  one or more indices or baskets of the items described above.

Each instrument, measure or event described above is referred to as a "purchase contract property".

        Each purchase contract will obligate:

  •
  the holder to purchase or sell, and us to sell or purchase, on specified dates, one or more purchase contract properties at a specified price or prices, or

  •
  the holder or us to settle the purchase contract with a cash payment determined by reference to the value, performance or level of one or more purchase contract properties, on specified dates and at a specified price or prices.

        Some purchase contracts may include multiple obligations to purchase or sell different purchase contract properties, and both we and the holder may be sellers or buyers under the same purchase contract.

        No holder of a purchase contract will, as such, have any rights of a holder of the purchase contract property purchasable under or referenced in the contract, including any right to receive interest, dividends, distributions or other payments on that property. Any securities deliverable by us with respect to any purchase contracts will be freely transferrable by the holder.

Information in the Prospectus Supplement

        The prospectus supplement or supplements may contain, where applicable, the following information about your purchase contract:

  •
  the purchase date or dates;

  •
  if other than United States dollars, the currency or currency unit in which payment will be made;

  •
  the specific designation and aggregate number of, and the price at which we will issue, the purchase contracts;

  •
  whether the purchase contract obligates the holder to purchase or sell, or both purchase and sell, one or more purchase contract properties and the nature and amount of each of those properties, or the method of determining those amounts;

  •
  the purchase contract property or cash value, and the amount or method for determining the amount of purchase contract property or cash value, deliverable pursuant to each purchase contract;

  •
  whether the purchase contract is to be prepaid or not and the governing document for the contract;

  •
  the price at which the purchase contract is settled, and whether the purchase contract is to be settled by delivery of, or by reference or linkage to the value, performance or level of, the purchase contract properties;

  •
  any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contract;

  •
  if the purchase contract property is an index, the method of providing for a substitute index or indices or otherwise determining the amount payable;

  •
  if the purchase contract property is an index or a basket of securities, a description of the index or basket of securities;

  •
  whether, following the occurrence of a market disruption event or force majeure event (as defined in the applicable prospectus supplement), the settlement delivery obligation or cash settlement value of a purchase contract will be determined on a different basis than under normal circumstances;

  •
  whether the purchase contract will be subject to a security interest in our favor as described below;

  •
  the identities of any depositaries and any paying, transfer, calculation or other agents for the purchase contracts;

  •
  any securities exchange or quotation system on which the purchase contracts or any securities deliverable in settlement of the purchase contracts may be listed; and

  •
  any other terms of the purchase contracts and any terms required by or advisable under applicable laws or regulations.

Prepaid Purchase Contracts; Applicability of Indenture

        Some purchase contracts may require the holders to satisfy their obligations under the contracts at the time the contracts are issued. Those contracts are referred to as "prepaid purchase contracts". Our obligation to settle a prepaid purchase contract on the relevant settlement date will be one of our senior debt securities or subordinated debt securities, which are described above under "Description of Debt Securities". Prepaid purchase contracts will be issued under the applicable indenture, and the provisions of that indenture will govern those contracts, including the rights and duties of the holders, the trustee and us with respect to those contracts.

Non-Prepaid Purchase Contracts; No Trust Indenture Act Protection

        Some purchase contracts do not require the holders to satisfy their obligations under the contracts until settlement. Those contracts are referred to as "non-prepaid purchase contracts". The holder of a non-prepaid purchase contract may remain obligated to perform under the contract for a substantial period of time.

        Non-prepaid purchase contracts will be issued under a unit agreement, if they are issued in units, or under some other document, if they are not. Unit agreements generally are described under "Description of Units" below. The particular governing document that applies to your non-prepaid purchase contracts will be described in the prospectus supplement or supplements.

        Non-prepaid purchase contracts will not be senior debt securities or subordinated debt securities and will not be issued under one of our indentures, unless stated otherwise in the applicable prospectus supplement or supplements. Consequently, no governing documents for non-prepaid purchase contracts will be qualified as indentures, and no third party will be required to qualify as a trustee under the Trust Indenture Act. Holders of non-prepaid purchase contracts will not have the protection of the Trust Indenture Act with respect to their contracts.

        When the holder of a unit issued under a non-prepaid unit agreement transfers the unit to a new holder, the new holder will assume the obligations of the prior holder with respect to each non-prepaid purchase contract included in the unit, and the prior holder will be released from those obligations. Under the non-prepaid unit agreement, we will consent to the transfer of the unit, to the assumption of those obligations by the new holder and to the release of the prior holder, if the transfer is made in accordance with the provisions of that agreement.

Pledge by Holders to Secure Performance

        If provided in the prospectus supplement or supplements, the holder's obligations under the purchase contract and governing document will be secured by collateral. In that case, the holder, acting through the unit agent as its attorney-in-fact, if applicable, will pledge the items described below to a collateral agent named in the prospectus supplement or supplements, which will hold them, for our benefit, as collateral to secure the holder's obligations. This is referred to as the "pledge" and all the items described below as the "pledged items". Unless otherwise provided in the applicable prospectus supplement or supplements, the pledge will create a security interest in the holder's entire interest in and to:

  •
  any other securities included in the unit, if the purchase contract is part of a unit, or any other property specified in the applicable prospectus supplement or supplements,

  •
  all additions to and substitutions for the pledged items,

  •
  all income, proceeds and collections received in respect of the pledged items, and

  •
  all powers and rights owned or acquired later with respect to the pledged items.

        The collateral agent will forward all payments from the pledged items to us, unless the payments have been released from the pledge in accordance with the purchase contract and the governing document. We will use the payments from the pledged items to satisfy the holder's obligations under the purchase contract.

Settlement of Purchase Contracts that are Part of Units

        If so provided in the prospectus supplement or supplements, the following will apply to a non-prepaid purchase contract that is issued together with any of our debt securities as part of a unit. If the holder fails to satisfy its obligations under the purchase contract, the unit agent may apply the principal and interest payments on the debt securities to satisfy those obligations as provided in the governing document. If the holder is permitted to settle its obligations by cash payment, the holder may be permitted to do so by delivering the debt securities in the unit to the unit agent as described in the applicable prospectus or prospectus supplements.

        Book-entry and other indirect owners should consult their banks or brokers for information on how to settle their purchase contracts. See "Book-Entry Procedures and Settlement."

Failure of Holder to Perform Obligations

        If the holder fails to settle its obligations under a non-prepaid purchase contract as required, the holder will not receive the purchase contract property or other consideration to be delivered at settlement. Holders that fail to make timely settlement may also be obligated to pay interest or other amounts.

Limitation on Mergers and Sales of Assets; No Restrictive Covenants or Events of Default

        Purchase contracts that are not prepaid will not restrict our ability to merge or consolidate with, or sell our assets to, another firm or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another firm, the successor company will succeed to and assume our obligations under these purchase contracts. We will then be relieved of any further obligation under these purchase contracts and, in the event of any such merger, consolidation or sale, we as the predecessor company may at any time thereafter be dissolved, wound up or liquidated.

        Purchase contracts that are not prepaid will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries. These purchase contracts also will not provide for any events of default or remedies upon the occurrence of any events of default.

Calculation Agents

        Calculations relating to purchase contracts will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may be our affiliate, such as Lehman Brothers Inc. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the purchase contract without your consent and without notifying you of the change. The initial calculation agent will be identified in the prospectus supplement or supplements.

Governing Law

        Unless stated otherwise in the prospectus supplement or supplements, the purchase contracts and any governing documents will be governed by New York law.

DESCRIPTION OF PREFERRED STOCK

        As of the date of this Prospectus, our authorized capital stock includes 38 million shares of preferred stock, par value $1.00 per share. The following briefly summarizes the general terms of our preferred stock. You should read the more detailed provisions of the certificate of designation relating to a particular series of preferred stock for a complete description and for provisions that might be important to you. The certificate of designations will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of this document by following the directions on page 58.

General

        Under our certificate of incorporation, our board of directors is empowered to authorize the issuance of shares of preferred stock in one or more classes or series. The term "our board of directors" includes any duly authorized committee of our board of directors. Prior to the issuance of any series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock, and the resolutions will be filed in a certificate of designation as an amendment to the certificate of incorporation. The certificate of designations will specify, and the prospectus supplement or supplements will describe:

  •
  the number of shares to be included in the series;

  •
  the designation, powers, preferences and rights of the shares of the series; and

  •
  the qualifications, limitations or restrictions of such series,

in each case, except as otherwise stated in the certificate of incorporation.

        The prospectus supplement or supplements will also describe:

  •
  the price at which we will issue the preferred stock;

  •
  any securities exchange or quotation system on which the preferred stock may be listed; and

  •
  any other terms of the preferred stock.

        The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to our officers, directors and employees and those of our subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock that we issue may have the effect of discouraging, delaying or preventing a change of control of Lehman Brothers Holdings (whether or not deemed desirable by our board of directors), may discourage bids for our common stock at a premium over market price of the common stock and may adversely affect the market price of our common stock.

        The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock.

        We will have the right to "reopen" a previous issue of a series of preferred stock by issuing additional preferred stock of such series.

        The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement or supplements relating to such series.

Rank

        Unless otherwise specified for a particular series of preferred stock in an accompanying prospectus supplement or supplements, each series will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

        Holders of each series of preferred stock will be entitled to receive cash dividends, when, as and if declared by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement or supplements relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books or, if applicable, the records of the depositary referred to below under "Description of Depositary Shares," on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or non-cumulative.

        We may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for

  •
  all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

  •
  the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

        Partial dividends declared on shares of one series of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all such series of preferred stock.

        Similarly, we may not declare, pay or set apart for payment dividends (other than in common stock) or make other payments on our common stock or any other of our stock ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for

  •
  all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

  •
  the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange

        The prospectus supplement or supplements for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock or other securities of ours, or the stock or securities of any other entity.

Redemption

        If so specified in the applicable prospectus supplement or supplements, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the option of the holder thereof and/or may be subject to mandatory redemption on a specified date or dates.

        Any partial redemptions of preferred stock will be made in a way that the board of directors decides is equitable.

        Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption, and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of Lehman Brothers Holdings, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement or supplements relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

        If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of our available assets on a ratable basis in proportion to the full liquidation preferences on all such securities. Holders of such series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

        Neither a consolidation or merger of Lehman Brothers Holdings with or into any other corporation, nor a consolidation or merger of any other corporation with or into us, nor a sale, lease, exchange or transfer of all or part of our assets will be considered a liquidation, dissolution or winding up for this purpose.

Voting Rights

        The holders of shares of preferred stock will have no voting rights, except:

  •
  as otherwise stated in the prospectus supplement or supplements and in the certificate of designation establishing such series; or

  •
  as required by applicable law.

        Where holders of the preferred stock have no general voting rights, this means that they do not vote on matters submitted to a vote of the common stockholders. However, the holders of such preferred stock may have other special voting rights:

  •
  that apply if there is a default in paying dividends for a specified period; and

  •
  if we propose to create any class of stock having a preference as to dividends or distributions of assets over such series or alter or change the provisions of the certificate of designations or the certificate of incorporation so as to adversely affect the powers, preferences or rights of the holders of such series. Any increase in the amount of authorized common stock or other authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock or the authorization, creation and issuance of other classes or series of common stock or other stock, in each case ranking on a parity with or junior to such series of preferred stock, will not be deemed to adversely affect such powers, preferences or special rights.

DESCRIPTION OF DEPOSITARY SHARES

        The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us and any deposit agreement relating to a particular series of preferred stock which will be described in more detail in a prospectus supplement or supplements.

        A copy of the form of deposit agreement, including the form of depositary receipt, is incorporated by reference as an exhibit in the registration statement of which this prospectus forms a part. You can obtain copies of these documents by following the directions on page 58.

General

        We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

        The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to the registered holder purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

        The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

        The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Stock

        If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

        Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by such other equitable method as the preferred stock depositary may decide.

Voting Deposited Preferred Stock

        Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder's depositary shares. The preferred stock depositary will endeavor, as practicable, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

        We will agree to take all actions that the preferred stock depositary may deem necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing such shares.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement, which has been amended thereby. The deposit agreement may be terminated only if:

  •
  all outstanding depositary shares have been redeemed; or

  •
  a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of us.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the depositary in connection with the deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

        The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

        The preferred stock depositary will forward all reports and communications from us which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

        Neither the preferred stock depositary nor we will be liable if it or we are prevented or delayed by law or any circumstances beyond its or our control in performing its or our obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of our and their duties thereunder, and neither we nor they will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Concerning the Depositary

        We and certain of our subsidiaries may maintain bank accounts, borrow money and have other commercial banking, investment banking and other business relationships with the depositary and its affiliates in the ordinary course of business. The depositary or its affiliates may participate as underwriters, agents or dealers in any offering of depositary shares.

DESCRIPTION OF COMMON STOCK

        As of the date of this prospectus, our authorized capital stock includes 600 million shares of common stock, par value $0.10 per share. The following briefly summarizes the material terms of our common stock. You should read the more detailed provisions of our certificate of incorporation and by-laws for provisions that may be important to you. You can obtain copies of these documents by following the directions on page 58.

General

        Each holder of common stock is entitled to one vote per share for the election of directors and for all other matters to be voted on by stockholders. Except as otherwise provided by law, the holders of common stock vote as one class. Holders of common stock may not cumulate their votes in the election of directors, and are entitled to share equally in the dividends that may be declared by the board of directors, but only after payment of dividends required to be paid on outstanding shares of preferred stock.

        Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock. There are no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of common stock. All of the outstanding shares of common stock are fully paid and nonassessable. The transfer agent and registrar for the common stock is The Bank of New York. The common stock is listed on the New York Stock Exchange and the Pacific Exchange.

Delaware Law, Certificate of Incorporation and By-Law Provisions That May Have
an Antitakeover Effect

        The following discussion concerns certain provisions of Delaware law and our certificate of incorporation and by-laws that may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including offers or attempts that might result in a premium being paid over the market price for our shares.

        Delaware Law.    We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

  •
  prior to the business combination the corporation's board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

  •
  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the outstanding voting stock of the corporation at the time the transaction commenced, excluding for the purpose of determining the number of shares outstanding those shares owned by the corporation's officers and directors and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  at or subsequent to the time, the business combination is approved by the corporation's board of directors and authorized at an annual or special meeting of its stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of its outstanding voting stock which is not owned by the interested stockholder.

        A "business combination" includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years did own) 15% or more of the corporation's voting stock.

        Certificate of Incorporation and By-Laws.    Our certificate of incorporation provides that our board of directors be classified into three classes of directors, each class consisting of approximately one-third of the directors. Directors serve a three-year term, with a different class of directors up for election each year. Under Delaware law, directors of a corporation with a classified board may be removed only for cause unless the corporation's certificate of incorporation provides otherwise. Our certificate of incorporation does not provide otherwise. Our certificate of incorporation also provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting and may not be taken by written consent.

        Our by-laws provide that special meetings of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer, the President in the absence or disability of the Chairman of the Board and the Chief Executive Officer, or the Secretary at the request of the board of directors. Notice of a special meeting stating the place, date and hour of the meeting and the purposes for which the meeting is called must be given between 10 and 60 days before the date of the meeting, and only business specified in the notice may come before the meeting. In addition, our by-laws provide that directors be elected by a plurality of votes cast at an annual meeting and does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.

        Preferred Stock.    The issuance of preferred stock could adversely affect holders of common stock. The potential issuance of preferred stock may have the effect of discouraging, delaying or preventing a change of control of Lehman Brothers Holdings, may discourage bids for the common stock at a premium over market price of the common stock and may adversely affect the market price of the common stock.

DESCRIPTION OF UNITS

General

        We may issue units from time to time in such amounts and in as many distinct series as we wish.

        The units of a series may be issued under a separate unit agreement to be entered into between us and one or more banks or trust companies, as unit agent, as set forth in the prospectus supplement or supplements. We may add, replace or terminate unit agents from time to time. We may also choose to act as our own unit agent.

        The following describes the general terms applicable to all units. You should read the more detailed provisions of the applicable unit agreement for a complete description and for provisions that might be important to you. A form of any unit agreement, including a form of unit certificate representing each unit, reflecting the particular terms and provisions of a series of offered units will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of any form of unit agreement when it has been filed by following the directions on page 58 or by contacting the applicable unit agent. Most of the financial and other specific terms of your series will be described in the prospectus supplement or supplements.

        We may issue units comprised of two or more securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. In addition, we have the right to "reopen" a previous issue of a series of units by issuing additional units of such series. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

Information in the Prospectus Supplement

        The prospectus supplement or supplements may contain, where applicable, the following information about your units:

  •
  the designation and aggregate number of, and the price at which we will issue, the units;

  •
  the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement that differ from those described below;

  •
  the identities of the unit agent, any depositaries and any paying, transfer, calculation or other agents for the units;

  •
  any securities exchange or quotation system on which the units and the securities separable therefrom may be listed; and

  •
  any other terms of the units and any other terms required by or advisable under applicable laws or regulations.

        If we issue a particular security as part of a unit, the prospectus supplement or supplements will state whether the security will be separable from the other securities in the unit before such security's settlement date.

        The applicable provisions described in this section, as well as those described under the applicable descriptions of the securities that comprise part of the units in this prospectus, will apply to each unit and to any security included in each unit, respectively.

Unit Agreements: Prepaid, Non-Prepaid and Other

        If a unit includes one or more purchase contracts, and all those purchase contracts are prepaid purchase contracts, we will issue the unit under a "prepaid unit agreement". Prepaid unit agreements will reflect the fact that the holders of the related units have no further obligations under the purchase contracts included in their units. If a unit includes one or more non-prepaid purchase contracts, we will issue the unit under a "non-prepaid unit agreement". Non-prepaid unit agreements will reflect the fact that the holders have payment or other obligations under one or more of the purchase contracts comprising their units. We may also issue units under other kinds of unit agreements, which will be described in the applicable prospectus supplement or supplements. In some cases, we may issue units under one of our indentures.

        Each holder of units issued under a non-prepaid unit agreement will:

  •
  be bound by the terms of each non-prepaid purchase contract included in the holder's units and by the terms of the unit agreement with respect to those contracts; and

  •
  appoint the unit agent as its authorized agent to execute, deliver and perform on the holder's behalf each non-prepaid purchase contract included in the holder's units.

        Any unit agreement for a unit that includes a non-prepaid purchase contract will also include provisions regarding the holder's pledge of collateral and special settlement provisions. These are described above under "Description of Purchase Contracts."

        When the holder of a unit issued under a non-prepaid unit agreement transfers the unit to a new holder, the new holder will assume the obligations of the prior holder with respect to each non-prepaid purchase contract included in the unit, and the prior holder will be released from those obligations. Under the non-prepaid unit agreement, we will consent to the transfer of the unit, to the assumption of those obligations by the new holder and to the release of the prior holder, if the transfer is made in accordance with the provisions of that agreement.

        A unit agreement may also serve as the governing document for a security included in a unit. For example, a non-prepaid purchase contract that is part of a unit may be issued under and governed by the relevant unit agreement.

Modifications

        We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

  •
  to cure any ambiguity,

  •
  to correct or supplement any defective or inconsistent provision, or

  •
  to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

        We and the applicable unit agent also may, with the consent of the holders of at least a majority in number of the units, modify or amend the applicable unit agreement and the terms of the unit. If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series.

        We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

  •
  impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right,

  •
  impair the right of the holder to purchase or sell, as the case may be, the purchase contract property under any non-prepaid purchase contract issued under the unit agreement, or to require delivery of or payment for that property when due, or

  •
  reduce the percentage of outstanding units of any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

        These provisions regarding amendments to any unit agreement also apply to changes affecting any securities issued under a unit agreement, as the governing document.

Limitation on Mergers and Sales of Assets; No Restrictive Covenants or Events of Default

        The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another firm or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another firm, the successor company will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements and, in the event of any such merger, consolidation or sale, we as the predecessor corporation may at any time thereafter be dissolved, wound up or liquidated.

        The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Unit Agreements Will Not be Qualified Under the Trust Indenture Act

        No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Enforceability of Rights by Holders

        Each unit agent will act solely as our agent in connection with the units issued under that agreement and will not assume any obligation or relationship of agency or trust for or with any registered holder of or owner of a beneficial interest in any unit or of any security comprising a unit. The unit agent will not be obligated to take any action on behalf of those holders or owners to enforce or protect their rights under the units or the included securities.

        Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement or other agreement under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to the relevant securities.

        Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities and prepaid purchase contracts, that are included in those units. Limitations of this kind will be described in the prospectus supplement or supplements.

Governing Law

        Unless otherwise stated in the prospectus supplement or supplements, the unit agreements and the units will be governed by New York law.

Concerning the Unit Agent

        We and certain of our subsidiaries may maintain bank accounts, borrow money and have other commercial banking, investment banking and other business relationships with the unit agent and its affiliates in the ordinary course of business. The unit agent or its affiliates may participate as underwriters, agents or dealers in any offering of units.

FORM, EXCHANGE AND TRANSFER

        Securities will only be issued in registered form; no securities will be issued in bearer form. We will issue each security other than common stock in book-entry form only, unless otherwise specified in the applicable prospectus supplement or supplements. Common stock will be issued in both certificated and book-entry form, unless otherwise specified in the applicable prospectus supplement or supplements. Securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Only the depositary will be entitled to transfer or exchange a security in global form, or vote, make elections or take other actions thereon, since it will be the sole holder of the security. These book-entry securities are described below under "Book-Entry Procedures and Settlement."

        If any securities are issued in non-global form or cease to be book-entry securities (in the circumstances described in the next section), the following will apply to them:

  •
  The securities will be issued in fully registered form in denominations stated in the prospectus supplement or supplements. Holders may exchange their securities for securities of the same series in smaller permitted denominations or combined into fewer securities of the same series of larger permitted denominations, as long as the total amount is not changed.

  •
  Holders may exchange, transfer, present for payment or exercise their securities at the office of the relevant trustee or agent indicated in the prospectus supplement or supplements. They may also replace lost, stolen, destroyed or mutilated securities at that office. We may appoint another entity to perform these functions or may perform them ourselves.

  •
  Holders will not be required to pay a service charge to transfer or exchange their securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may also require an indemnity before replacing any securities.

  •
  If we have the right to redeem, accelerate or settle any securities before their maturity or expiration, and we exercise that right as to less than all those securities, we may block the transfer or exchange of those securities during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any security selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any security being partially settled.

  •
  If fewer than all of the securities represented by a certificate that are payable or exercisable in part are presented for payment or exercise, a new certificate will be issued for the remaining amount of securities.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

        Most offered securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these securities.

        Purchasers of securities may only hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary—banks, brokerage houses and other institutions that maintain securities accounts for customers—that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through various intermediaries.

        The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the terms of the securities and their governing documents. That means that we and any trustee, issuing and paying agent, registrar or other agent of ours for the securities will be entitled to treat the registered holder, DTC, as the holder of the securities for all purposes. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded securities are held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry securities.

        A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

  •
  DTC is unwilling or unable to continue as depositary for such global security and we do not appoint a qualified replacement for DTC within 90 days; or

  •
  we in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

        Unless we indicate otherwise, any global security that is so exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

        In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC's procedures. Each sale of a book-entry security will settle in immediately available funds through DTC unless otherwise stated.

        We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Clearstream and Euroclear

        Links have been established among DTC, Clearstream Banking S.A., Luxembourg ("Clearstream Banking SA") and Euroclear Bank ("Euroclear") (two international clearing systems that perform functions similar to those that DTC performs in the U.S.), to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading.

        Although DTC, Clearstream Banking SA and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

        Clearstream Banking SA and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream Banking SA and Euroclear, as participants in DTC.

        When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream Banking SA participant or a Euroclear participant, the purchaser must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. Clearstream Banking SA or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream Banking SA or Euroclear will credit its participant's account. Credit for the book-entry securities will appear on the next day (European time).

        Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream Banking SA or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

        When a Clearstream Banking SA or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Banking SA or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream Banking SA or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream Banking SA or Euroclear participant's account would instead be valued as of the actual settlement date.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        In the opinion of Simpson Thacher & Bartlett LLP, our special United States tax counsel, the following discussion is an accurate summary of certain United States federal income tax consequences of the purchase, ownership and disposition of debt securities and common and preferred stock as of the date of this prospectus. Except where noted, this summary deals only with debt securities and common and preferred stock held as capital assets by United States holders and does not deal with special situations. For example, this summary does not address:

  •
  tax consequences to holders who may be subject to special tax treatment under the United States federal income tax laws, such as dealers in securities or currencies, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, persons who are investors in pass-through entities, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, or persons liable for alternative minimum tax;

  •
  tax consequences to persons holding debt securities or common or preferred stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

  •
  tax consequences to holders of debt securities or common or preferred stock whose "functional currency" is not the U.S. dollar;

  •
  certain expatriates who are holders of our debt securities or common or preferred stock;

  •
  alternative minimum tax consequences, if any; or

  •
  any state, local or foreign tax consequences.

        The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date of this prospectus. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below. The discussion set forth below also assumes that all debt securities issued under this prospectus constitute debt for United States federal income tax purposes. If any debt security did not constitute debt for United States federal income tax purposes, the tax consequences of the ownership of such debt security could differ materially from the tax consequences described herein. We will summarize any special United States federal tax considerations relevant to a particular issue of the debt securities, warrants, purchase contracts, common or preferred stock, or units in the applicable prospectus supplement or supplements. We will also summarize certain federal income tax consequences, if any, applicable to any offering of depositary shares in the applicable prospectus supplement or supplements.

        If a partnership holds our debt securities or common or preferred stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our debt securities, common or preferred stock, you should consult your tax advisors.

        If you are considering the purchase of debt securities or common or preferred stock, you should consult your own tax advisors concerning the federal income tax consequences to you and any consequences arising under the laws of any other taxing jurisdiction.

Debt Securities

  Consequences to United States Holders

        The following is a summary of certain United States federal income tax consequences that will generally apply to you if you are a United States holder of debt securities.

        Certain consequences to "non-United States holders" of debt securities, which are beneficial owners of notes (other than partnerships) who are not United States holders, are described under "—Consequences to Non-United States Holders" below.

        "United States holder" means a beneficial owner of a debt security that is for United States federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source;

  •
  a trust that (x) is subject to the primary supervision of a court within the United States and the control of one or more United States persons or (y) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

  Payments of Interest

        Except as set forth below, interest on a debt security will generally be taxable to you as ordinary income from domestic sources at the time it is paid or accrued in accordance with your method of accounting for tax purposes.

  Original Issue Discount

        If you own debt securities issued with original issue discount ("OID"), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute "qualified stated interest", as defined below. Notice will be given in the applicable prospectus supplement or supplements when we determine that a particular debt security will be an OID debt security.

        A debt security with an "issue price" that is less than the "stated redemption price at maturity" (the sum of all payments to be made on the debt security other than "qualified stated interest") generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The "issue price" of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term "qualified stated interest" means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and the interest to be paid meets all of the following conditions:

  •
  it is payable at least once per year;

  •
  it is payable over the entire term of the debt security; and

  •
  it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

        We will give you notice in the applicable prospectus supplement or supplements when we determine that a particular debt security will bear interest that is not qualified stated interest.

        If you own a debt security issued with "de minimis" OID, which is discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time payments, other than qualified stated interest, on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

        Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at your option. OID debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of OID debt securities with those features, you should carefully examine the applicable prospectus supplement or supplements and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

        If you own OID debt securities with a maturity upon issuance of more than one year you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the "constant yield method" described in the following paragraphs. This method takes into account the compounding of interest.

        The amount of OID that you must include in income if you are the initial United States holder of an OID debt security is the sum of the "daily portions" of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for an OID debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of:

  •
  the debt security's "adjusted issue price" at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

  •
  the aggregate of all qualified stated interest allocable to the accrual period.

        OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The "adjusted issue price" of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments made on the debt security (other than qualified stated interest) on or before the first day of the accrual period. Under these rules, you will generally have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on debt securities held of record by persons other than corporations and other exempt holders.

        Floating rate debt securities are subject to special OID rules. In the case of an OID debt security that is a floating rate debt security, both the "yield to maturity" and "qualified stated interest" will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if either:

  •
  the interest on a floating rate debt security is based on more than one interest index; or

  •
  the principal amount of the debt security is indexed in any manner.

        This discussion does not address the tax rules applicable to debt securities with an indexed principal amount. If you are considering the purchase of floating rate OID debt securities or securities with indexed principal amounts, you should carefully examine the applicable prospectus supplement or supplements and should consult your own tax advisors regarding the United States federal income tax consequences to you of holding and disposing of those debt securities.

        You may elect to treat all interest on any debt security as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You must make this election for the taxable year in which you acquired the debt security, and you may not revoke the election without the consent of the Internal Revenue Service (the "IRS"). You should consult with your own tax advisors about this election.

  Short-Term Debt Securities

        In the case of debt securities having a term of one year or less, all payments, including all stated interest, will be included in the stated redemption price at maturity and will not be qualified stated interest. As a result, you will generally be taxed on the discount instead of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a short-term debt security, unless you elect to compute this discount using tax basis instead of issue price. In general, individual and certain other cash method United States holders of short-term debt securities are not required to include accrued discount in their income currently unless they elect to do so, but may be required to include stated interest in income as the income is received. United States holders that report income for United States federal income tax purposes on the accrual method and certain other United States holders are required to accrue discount on short-term debt securities (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. If you are not required, and do not elect, to include discount in income currently, any gain you realize on the sale, exchange or retirement of a short-term debt security will generally be ordinary income to you to the extent of the discount accrued by you through the date of sale, exchange or retirement. In addition, if you do not elect to currently include accrued discount in income you may be required to defer deductions for a portion of your interest expense with respect to any indebtedness attributable to the short-term debt securities.

  Market Discount

        If you purchase a debt security, other than an OID debt security, for an amount that is less than its stated redemption price at maturity, or, in the case of an OID debt security, its adjusted issue price, the amount of the difference will be treated as "market discount" for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any payment, other than qualified stated interest, on, or any gain on the sale, exchange, retirement or other disposition of, a debt security as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt security at the time of its payment or disposition. In addition, you may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the debt security. You may elect, on a debt security-by-debt security basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

        Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. Your election to include market discount in income currently, once made, applies to all market discount obligations acquired by you on or after the first taxable year to which your election applies and may not be revoked without the consent of the IRS. You should consult your own tax advisor before making this election.

  Acquisition Premium, Amortizable Bond Premium

        If you purchase an OID debt security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest, you will be considered to have purchased that debt security at an "acquisition premium." Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the debt security for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

        If you purchase a debt security (including an OID debt security) for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than qualified stated interest, you will be considered to have purchased the debt security at a "premium" and, if it is an OID debt security, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the debt security on a constant yield method as an offset to interest when includible in income under your regular accounting method. In the case of instruments that provide for alternative payment schedules, bond premium is calculated by assuming that (a) you will exercise or not exercise options in a manner that maximizes your yield, and (b) we will exercise or not exercise options in a manner that minimizes your yield (except that we will be assumed to exercise call options in a manner that maximizes your yield). If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security. Your election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the IRS. You should consult your own tax advisor before making this election.

  Sale, Exchange and Retirement of Debt Securities

        Your tax basis in a debt security will, in general, be your cost for that debt security, increased by OID, market discount or any discount with respect to a short-term debt security that you previously included in income, and reduced by any amortized premium and any cash payments on the debt security other than qualified stated interest. Upon the sale, exchange, retirement or other disposition of a debt security, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued qualified stated interest that you did not previously include in income, which will be taxable as such) and the adjusted tax basis of the debt security. Except as described above with respect to certain short-term debt securities or with respect to market discount, with respect to gain or loss attributable to changes in exchange rates as described below with respect to foreign currency debt securities or with respect to contingent payment debt securities, that gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

  Tax Consequences of Defeasance

        We may discharge our obligations under the debt securities as more fully described under "Description of Debt Securities—Defeasance" above. Such a discharge would generally for United States federal income tax purposes constitute the retirement of the debt securities and the issuance of new obligations. As a result, you would realize gain or loss (if any) on this exchange, which would be recognized subject to certain possible exceptions. Furthermore, following discharge, the debt securities might be subject to withholding, backup withholding and/or information reporting and might be issued with OID.

        Even though federal income tax on the deemed exchange may be imposed on you, you would not receive any cash until the maturity or an earlier redemption of the debt securities, except for any current interest payments.

        Any gain realized would generally not be taxable to non-United States holders under the circumstances outlined below under "—Consequences to Non-United States Holders—United States Federal Income Tax."

        Under current federal income tax law, a covenant defeasance generally would not be treated as a taxable exchange of the debt securities. You should consult your own tax advisor as to the tax consequences of a defeasance and discharge and a covenant defeasance, including the applicability and effect of tax laws other than the federal income tax law.

  Extendible Debt Securities, Renewable Debt Securities and Reset Debt Securities

        If so specified in an applicable prospectus supplement or supplements relating to a debt security, we or you may have the option to extend the maturity of a debt security. In addition, we may have the option to reset the interest rate, the spread or the spread multiplier.

        The United States federal income tax treatment of a debt security with respect to which such an option has been exercised is unclear and will depend, in part, on the terms established for such debt securities by us pursuant to the exercise of the option. You may be treated for federal income tax purposes as having exchanged your debt securities for new debt securities with revised terms. If this is the case, you would realize gain or loss equal to the difference between the issue price of the new debt securities and your tax basis in the old debt securities, and the other consequences described above under "—Tax Consequences of Defeasance" would also apply.

        If the exercise of the option is not treated as an exchange of old debt securities for new debt securities, you will not recognize gain or loss as a result of such exchange.

        Original Issue Discount.    The presence of such options may also affect the calculation of OID, among other things. Solely for purposes of the accrual of OID, if we issue a debt security and have an option or combination of options to extend the term of the debt security, we will be presumed to exercise such option or options in a manner that minimizes the yield on the debt security. Conversely, if you are treated as having a put option, such an option will be presumed to be exercised in a manner that maximizes the yield on the debt security. If we exercise such option or options to extend the term of the debt security, or your option to put does not occur (contrary to the assumptions made), then solely for purposes of the accrual of OID, the debt security will be treated as reissued on the date of the change in circumstances for an amount equal to its adjusted issue price on the date.

        You should carefully examine the applicable prospectus supplement or supplements and should consult your own tax advisor regarding the United States federal income tax consequences of the holding and disposition of such debt securities.

  Foreign Currency Debt Securities

        Payments of Interest.    If you receive interest payments made in a foreign currency and you use the cash basis method of accounting, you will be required to include in income the U.S. dollar value of the amount received, determined by translating the foreign currency received at the "spot rate" for such foreign currency on the date such payment is received regardless of whether the payment is in fact converted into U.S. dollars. You will not recognize exchange gain or loss with respect to the receipt of such payment.

        If you use the accrual method of accounting, you may determine the amount of income recognized with respect to such interest in accordance with either of two methods. Under the first method, you will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest accrued. Under the second method, you may elect to translate interest income at the spot rate on:

  •
  the last day of the accrual period,

  •
  the last day of the taxable year if the accrual period straddles your taxable year, or

  •
  on the date the interest payment is received if such date is within five days of the end of the accrual period.

        Upon receipt of an interest payment on such debt security (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to accrued interest previously included in income), you will recognize ordinary gain or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the "spot rate" for such foreign currency on the date such payment is received) and the U.S. dollar value of the interest income you previously included in income with respect to such payment.

        Original Issue Discount.    OID on a debt security that is also a foreign currency debt security will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars, in the same manner as interest income accrued by a holder on the accrual basis, as described above. You will recognize exchange gain or loss when OID is paid (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to OID previously included in income) to the extent of the difference between the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest) and the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received). For these purposes, all receipts on a debt security will be viewed:

  •
  first, as the receipt of any stated interest payments called for under the terms of the debt security,

  •
  second, as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first, and

  •
  third, as the receipt of principal.

        Market Discount and Bond Premium.    The amount of market discount on foreign currency debt securities includible in income will generally be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the foreign currency debt security is retired or otherwise disposed of. If you have elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. You will recognize exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

        Bond premium on a foreign currency debt security will be computed in the applicable foreign currency. If you have elected to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, exchange gain or loss, which is generally ordinary gain or loss, will be realized based on the difference between spot rates at such time and the time of acquisition of the foreign currency debt security.

        If you elect not to amortize bond premium, you must translate the bond premium computed in the foreign currency into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by exchange gain.

        Sale, Exchange or Retirement.    Upon the sale, exchange, retirement or other taxable disposition of a foreign currency debt security, you will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued and unpaid interest, which will be treated as a payment of interest for federal income tax purposes) and your adjusted tax basis in the foreign currency debt security. Your tax basis in a foreign currency debt security generally will be your U.S. dollar cost. If you purchased a foreign currency debt security with foreign currency, your cost will be the U.S. dollar value of the foreign currency amount paid for such foreign currency debt security determined at the time of such purchase. If your foreign currency debt security is sold, exchanged or retired for an amount denominated in foreign currency, then your amount realized generally will be based on the spot rate of the foreign currency on the date of sale, exchange or retirement. If you are a cash method taxpayer and the foreign currency debt securities are traded on an established securities market, foreign currency paid or received is translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. An accrual method taxpayer may elect the same treatment with respect to the purchase and sale of foreign currency debt securities traded on an established securities market, provided that the election is applied consistently.

        Subject to the foreign currency rules discussed below, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement or other disposition, the foreign currency debt security has been held for more than one year. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Gain or loss realized by you on the sale, exchange or retirement of a foreign currency debt security would generally be treated as U.S. source gain or loss.

        A portion of your gain or loss with respect to the principal amount of a foreign currency debt security may be treated as exchange gain or loss. Exchange gain or loss will be treated as ordinary income or loss and generally will be U.S. source gain or loss. For these purposes, the principal amount of the foreign currency debt security is your purchase price for the foreign currency debt security calculated in the foreign currency on the date of purchase, and the amount of exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount determined on the date of the sale, exchange, retirement or other disposition of the foreign currency debt security and (ii) the U.S. dollar value of the principal amount determined on the date you purchased the foreign currency debt security. The amount of exchange gain or loss will be limited to the amount of overall gain or loss realized on the disposition of the foreign currency debt security.

        Exchange Gain or Loss with Respect to Foreign Currency.    Your tax basis in the foreign currency received as interest on a foreign currency debt security will be the U.S. dollar value thereof at the spot rate in effect on the date the foreign currency is received. Your tax basis in foreign currency received on the sale, exchange or retirement of a foreign currency debt security will be equal to the U.S. dollar value of the foreign currency, determined at the time of the sale, exchange or retirement. As discussed above, if the foreign currency debt securities are traded on an established securities market, a cash basis United States holder (or, upon election, an accrual basis United States holder) will determine the U.S. dollar value of the foreign currency by translating the foreign currency received at the spot rate of exchange on the settlement date of the sale, exchange or retirement. Accordingly, your basis in the foreign currency received would be equal to the spot rate of exchange on the settlement date.

        Any gain or loss recognized by you on a sale, exchange or other disposition of the foreign currency will be ordinary income or loss and generally will be United States source gain or loss.

        Dual Currency Debt Securities.    If so specified in an applicable prospectus supplement or supplements relating to a foreign currency debt security, we may have the option to make all payments of principal and interest scheduled after the exercise of such option in a currency other than the specified currency. Applicable United States Treasury regulations generally (i) apply the principles contained in the regulations governing contingent payment debt instruments to dual currency debt securities in the "predominant currency" of the dual currency debt securities and (ii) apply the rules discussed above with respect to foreign currency debt securities with OID for the translation of interest and principal into U.S. dollars. If you are considering the purchase of dual currency debt securities, you should carefully examine the applicable prospectus supplement or supplements and should consult your own tax advisors regarding the United States federal income tax consequences of the holding and disposition of such debt securities.

        Reportable Transactions.    Treasury regulations issued under the Code meant to require the reporting of certain tax shelter transactions could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the Treasury regulations, certain transactions are required to be reported to the IRS, including, in certain circumstances, a sale, exchange, retirement or other taxable disposition of a foreign currency debt security to the extent that such sale, exchange, retirement or other taxable disposition results in a tax loss in excess of a threshold amount. If you are considering the purchase of a foreign currency debt security, you should consult with your own tax advisors to determine the tax return obligations, if any, with respect to an investment in the debt securities, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

  Contingent Payment Debt Securities

        The OID regulations contain special rules for determining the timing and amount of OID to be accrued with respect to certain debt securities providing for one or more contingent payments. Under these rules, you will accrue OID each year, regardless of your usual method of accounting, based on the "comparable yield" of the debt securities. The comparable yield of the debt securities will generally be the rate at which we would issue a fixed rate nonconvertible debt instrument with no contingent payments but with terms and conditions similar to the debt securities.

        We are required to provide the comparable yield to you and, solely for tax purposes, are also required to provide a projected payment schedule that includes the actual interest payments on the debt securities and estimates the amount and timing of contingent payments on the debt securities. We will give notice in the applicable prospectus supplement or supplements when we determine that a particular debt security will be treated as contingent debt.

        The amount of OID on a contingent payment debt security for each accrual period is determined by multiplying the comparable yield of the contingent payment debt security (adjusted for the length of the accrual period) by the debt security's adjusted issue price at the beginning of the accrual period (determined in accordance with the rules set forth in the OID regulations relating to contingent payment debt instruments). The amount of OID so determined will then be allocated on a ratable basis to each day in the accrual period that you hold the contingent payment debt security.

        If the actual contingent payments made on the contingent payment debt securities in a taxable year differ from the projected contingent payments, adjustments will be made for such differences. A positive adjustment, for the amount by which an actual payment exceeds a projected contingent payment, will be treated as additional OID. A negative adjustment, for the amount by which an actual payment is less than a projected contingent payment, will:

  •
  first, reduce the amount of OID required to be accrued in the current year

  •
  second, any negative adjustments that exceed the amount of OID accrued in the current year will be treated as ordinary loss to the extent that your total prior OID inclusions exceed the total amount of net negative adjustments treated as ordinary loss in prior taxable years, and

  •
  third, any excess negative adjustments will be treated as a regular negative adjustment in the succeeding taxable year.

        Gain on the sale, exchange or retirement of a contingent payment debt security generally will be treated as ordinary income. Loss from the disposition of a contingent payment debt security will be treated as ordinary loss to the extent of your prior net interest inclusions (reduced by the total net negative adjustments previously allowed as an ordinary loss). Any loss in excess of such amount will be treated as capital loss.

        We and you will agree to treat any contingent payment debt securities as such for all United States tax purposes. You are generally bound by the comparable yield and projected payment schedule provided by us.

        For special treatment of foreign currency debt securities or dual currency debt securities that are also contingent payment debt securities, see the applicable prospectus supplement or supplements.

        The rules regarding contingent payment debt securities are complex. If you are considering the purchase of debt securities providing for one or more contingent payments, you should carefully examine the applicable prospectus supplement or supplements and consult your own tax advisors regarding the United States federal income tax consequences of the holding and disposition of such debt securities.

  Consequences to Non-United States Holders

        The following is a summary of certain United States federal income and estate tax consequences that will apply to you if you are a non-United States holder of debt securities.

        Special rules may apply to some non-United States holders, such as "controlled foreign corporations," "passive foreign investment companies" and corporations that accumulate earnings to avoid United States federal income tax, that are subject to special treatment under the Code. These entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

        United States Federal Withholding Tax.    The 30% United States federal withholding tax will not apply to any payment of principal and, under the "portfolio interest" rule, interest, including OID, on debt securities provided that:

  •
  interest paid on the debt securities is not effectively connected with your conduct of a trade or business in the United States;

  •
  you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

  •
  you are not a controlled foreign corporation that is related to us through stock ownership;

  •
  you are not a bank whose receipt of interest on the debt securities is described in section 881(c)(3)(A) of the Code;

  •
  the interest is not considered contingent interest under section 871(h)(4)(A) of the Code and the United States Treasury regulations thereunder; and

  •
  in the case of debt securities in registered form, either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalty of perjury, that you are not a United States person or (b) you hold your debt securities through certain foreign intermediaries, and you satisfy the certification requirements of applicable United States Treasury regulations.

        Special certification rules apply to certain non-United States holders that are pass-through entities rather than corporations or individuals. If you cannot satisfy the requirements described above, payments of premium, if any, and interest, including OID, made to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed

  •
  IRS Form W-8BEN (or other applicable form) claiming an exemption from, or reduction in, withholding under the benefit of an applicable income tax treaty; or

  •
  IRS Form W-8ECI (or other applicable form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States as discussed below under "—United States Federal Income Tax").

        Except as discussed below, the 30% United States federal withholding tax generally will not apply to any gain that you realize on the sale, exchange, retirement or other disposition of debt securities.

        United States Federal Income Tax.    If you are engaged in a trade or business in the United States and premium, if any, or interest, including OID, on the debt securities is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to United States federal income tax on that premium and interest, including OID, on a net income basis (although you will be exempt from the 30% United States federal withholding tax, provided the certification requirements discussed above in "—United States Federal Withholding Tax" are satisfied) in the same manner as if you were a United States holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to adjustments. For this purpose, any premium and interest, including OID, on debt securities will be included in your earnings and profits.

        You will generally not be subject to United States federal income tax on the disposition of a debt security unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment; or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

        United States Federal Estate Tax.    Your estate will not be subject to United States federal estate tax on debt securities beneficially owned by you at the time of your death, provided that any payment to you on the debt securities, including OID, would be eligible for exemption from the 30% United States federal withholding tax under the "portfolio interest" rule described above under "—United States Federal Withholding Tax," without regard to the statement requirement described in the sixth bullet point of that section.

  Information Reporting and Backup Withholding

        United States Holders.    In general, information reporting requirements will apply to certain payments of principal, interest, OID and premium paid on debt securities and to the proceeds of sale of a debt security made to you (unless you are an exempt recipient such as a corporation). A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number, or a certification of exempt status, or if you fail to report in full dividend and interest income.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

        Non-United States Holders.    Generally, we must report to the IRS and to you the amount of interest (including OID) on the debt securities paid to you and the amount of tax, if any, withheld with respect to those payments if the debt securities are in registered form. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

        In the case of debt securities in bearer form, in general, no information reporting or backup withholding will be required with respect to payments we make outside the United States to non-United States holders. In the case of debt securities in registered form, in general, you will not be subject to backup withholding with respect to payments on the debt securities that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person, as defined under the Code, and we have received from you the statement described above in the sixth bullet point under "—United States Federal Withholding Tax."

        In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of a debt security made within the United States or conducted through certain United States related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States person, as defined under the Code, or you otherwise establish an exemption.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

Common and Preferred Stock

  Consequences to United States Holders

        The consequences of the purchase, ownership or disposition of our stock depend on a number of factors including:

  •
  the terms of the stock;

  •
  any put or call option or redemption provisions with respect to the stock;

  •
  any conversion or exchange features with respect to the stock; and

  •
  the price at which the stock is sold.

        United States holders should carefully examine the applicable prospectus supplement or supplements regarding the material United States federal income tax consequences, if any, of the holding and disposition of stock with such terms.

  Consequences to Non-United States Holders

        The following is a summary of certain United States federal tax consequences that will apply to you if you are a non-United States holder of common or preferred stock.

        Special rules may apply to some non-United States holders, such as "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid United States federal income tax, that are subject to special treatment under the Code. These entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

        Dividends.    In general, dividends paid to you (including any deemed dividends that may arise from the excess of the redemption price over the issue price or certain adjustments to the conversion ratio of convertible instruments) will be subject to withholding of United States federal income tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty. However, dividends that are effectively connected with your conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to a United States permanent establishment, are not subject to the withholding tax. Instead, these dividends are subject to United States federal income tax on a net income basis at applicable graduated individual or corporate rates. You must comply with certification and disclosure requirements in order for effectively connected income to be exempt from withholding. If you are a foreign corporation, any effectively connected dividends you receive may also be subject to an additional branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty.

        A non-United States holder of common or preferred stock who wishes to claim the benefit of an applicable treaty rate, and avoid backup withholding as discussed below, will be required to (a) complete Internal Revenue Service Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable United States Treasury regulations. Special rules apply to claims for treaty benefits made by non-United States persons that are entities rather than individuals and to beneficial owners of dividends paid to entities in which such beneficial owners are interest holders.

        If you are eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

        Gain on Disposition of Common or Preferred Stock.    You generally will not be subject to United States federal income tax with respect to gain realized on a sale or other disposition of common or preferred stock unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States, and, where a tax treaty applies, is attributable to a United States permanent establishment;

  •
  you are an individual holding the common or preferred stock as a capital asset, and are present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met; or

  •
  we are or have been a "United States real property holding corporation" for United States federal income tax purposes.

        If you are an individual non-United States holder described in the first bullet point above, you will be subject to United States federal income tax on the net gain derived from the sale under regular graduated United States federal income tax rates. If you are an individual non-United States holder described in the second bullet point above, you will be subject to a flat 30% United States federal income tax on the gain derived from the sale, which may be offset by United States source capital losses, even though you are not considered a resident of the United States. If you are a non-United States holder that is a foreign corporation and you are described in the first bullet point above, you will be subject to tax on your gain under regular graduated United States federal income tax rates and, in addition, may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty.

        We believe that we are not currently and do not anticipate becoming a "United States real property holding corporation" for United States federal income tax purposes. We will give you notice in an applicable pricing supplement if we determine that we are or have been a "United States real property holding corporation" for United States federal income tax purposes.

        Federal Estate Tax.    If you are an individual, common or preferred stock held by you at the time of your death will be included in your gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

        Information Reporting and Backup Withholding.    We will be required to report annually to the IRS and to you the amount of dividends paid to you and the tax withheld from dividend payments made to you, regardless of whether withholding was required. We may make available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty copies of the information returns reporting the dividends and withholding.

        Backup withholding generally will apply to dividends paid to you unless you certify under penalty of perjury that you are a non-U.S. holder, and we do not have actual knowledge or reason to know that you are a United States person as defined under the Code, or you otherwise establish an exemption.

        Information reporting and, depending on the circumstances, backup withholding will apply to the payment of the proceeds of a sale of the common or preferred stock to you within the United States or conducted through certain United States-related financial intermediaries, unless (1)(a) you certify under penalties of perjury that you are a non-United States holder and (b) the payor does not have actual knowledge or reason to know that you are a United States person or (2) you otherwise establish an exemption.

        Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against your United States federal income tax liability provided the required information is provided to the IRS.

Preferred Stock and Other Securities

        If you are considering the purchase of preferred stock, warrants, purchase contracts, depositary shares or units, you should carefully examine the applicable prospectus supplement or supplements regarding the special United States federal income tax consequences, if any, of the holding and disposition of such securities including any tax considerations relating to the specific terms of such securities.

PLAN OF DISTRIBUTION

        We may offer the offered securities in one or more of the following ways from time to time:

•
to or through underwriters or dealers;

•
by ourselves directly;

•
through agents; or

•
through a combination of any of these methods of sale.

        Any such underwriters, dealers or agents may include Lehman Brothers Inc. or our other affiliates. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.

        The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to prevailing market prices; or

•
at negotiated prices.

        The prospectus supplement or supplements relating to a particular offering of securities will set forth the terms of such offering, including:

•
the securities offered;

•
the price of the securities;

•
the name or names of any underwriters, dealers or agents;

•
the purchase price of the offered securities and the proceeds to us from such sale;

•
any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, which in the aggregate will not exceed 8 percent of the gross proceeds of the offering;

•
the initial public offering price;

•
any discounts or concessions to be allowed or reallowed or paid to dealers; and

•
any securities exchanges on which such offered securities may be listed.

        Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        We will bear all costs, fees and expenses incurred in connection with the registration of the offering of securities under this prospectus.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus (including securities of the same types and classes as described in this prospectus, or others) to third parties in privately negotiated transactions. If the applicable prospectus supplement or supplements so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or supplements, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or supplements (or a post-effective amendment). In addition, such third parties or their affiliates may issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our securities. If the applicable prospectus supplement indicates, this prospectus may be used in connection with the offering of such securities.

Underwriting

        If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, either on a firm commitment basis or best-efforts basis, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Any at-the-market offering of common stock will be through an underwriter or underwriters acting as principal or agent for us. Unless otherwise set forth in the prospectus supplement or supplements, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities. Underwriters may receive compensation in the form of discounts, concessions or commissions. The applicable prospectus supplement or supplements will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

        If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Stabilization, Short Positions and Penalty Bids

        The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities being offered, in accordance with Regulation M under the Securities Exchange Act of 1934, as amended:

  •
  Over-allotment involves sales by the underwriter of securities in excess of the securities the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the securities over-allotted by the underwriter is not greater than the number or amount of securities that they may purchase in the over-allotment option granted by us. In a naked short position, the number or amount of securities involved is greater than the number or amount of securities in the over-allotment option, if any. The underwriter may close out any short position by exercising its over-allotment option and/or purchasing securities in the open market.

  •
  Stabilizing transactions permit bids to purchase any covered security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option, if any. If the underwriter sells more securities than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the securities being offered or preventing or retarding a decline in the market price of the securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities being offered. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Dealers, Agents and Direct Sales

        If dealers are utilized in the sale of offered securities, we will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement or supplements relating to that transaction. Dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement or supplements will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

        Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement or supplements relating to that offering. Unless otherwise indicated in such prospectus supplement or supplements, any such agent will be acting on a best efforts basis for the period of its appointment.

        If so indicated in the applicable prospectus supplement or supplements, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement or supplements pursuant to delayed delivery contracts or other purchase contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement or supplements, and the prospectus supplement or supplements will set forth the name and commission payable to the agents, underwriters or dealers for solicitation of such contracts.

        Any underwriter, dealer or agent who participates in the distribution of an offering of securities may be considered by the SEC to be an "underwriter" under the Securities Act. Any discounts or commissions received by an underwriter, dealer or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

Other Relationships with Underwriters

        Lehman Brothers Inc., our principal U.S. broker-dealer subsidiary, is a member of the National Association of Securities Dealers, Inc. and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Lehman Brothers Inc. or any other U.S. broker-dealer subsidiary participates will conform to the requirements set forth in Rule 2720 of the Conduct Rules of the NASD. Furthermore, any underwriters offering the offered securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior written approval of the customer.

        Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business, including acting as indenture trustee, issuing agent, paying agent, registrar or other agent of ours for the securities.

Indemnification

        We have agreed to indemnify underwriters, dealers and agents, as applicable, against liabilities relating to any offering of the securities, including liabilities under the Securities Act, or to contribute to payments that the underwriters, dealers or agents may be required to make relating to these liabilities.

Market-Making

        Each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

        This prospectus together with any applicable prospectus supplement or supplements may also be used by Lehman Brothers Inc. and our other affiliates in connection with offers and sales of the offered securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale, subject, in the case of common stock, preferred stock and depositary shares, to obtaining any necessary approval of the New York Stock Exchange, Inc. for any such market-making activity. Such affiliates may act as principals or agents in such transactions, and may receive compensation in the form of discounts or commissions. Such affiliates have no obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, in their sole discretion.

Electronic Distribution

        This prospectus and the accompanying prospectus supplement or supplements may be made available in electronic format on the Internet sites of, or through online services maintained by, the underwriter, dealer, agent and/or selling group members participating in connection with any offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, dealer, agent or selling group member, prospective investors may be allowed to place orders online. The underwriter, dealer or agent may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter, dealer or agent on the same basis as other allocations.

        Other than the prospectus and accompanying prospectus supplement or supplements in electronic format, the information on the underwriter's, dealer's, agent's or any selling group member's web site and any information contained in any other web site maintained by the underwriter, dealer, agent or any selling group member is not part of this prospectus, the prospectus supplement or supplements or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, dealers, agents or any selling group member in its capacity as underwriter, dealer, agent or selling group member and should not be relied upon by investors.

CERTAIN ERISA CONSIDERATIONS

        We have subsidiaries, including Lehman Brothers Inc., that provide services to many employee benefit plans. We and any of our direct or indirect subsidiaries may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), and a "disqualified person" under corresponding provisions of the Internal Revenue Code of 1986 (the "Code"), relating to many employee benefit plans. "Prohibited transactions" within the meaning of ERISA and the Code may result if any offered securities are acquired by an employee benefit plan relating to which we or any of our direct or indirect subsidiaries is a party in interest, unless such offered securities are acquired pursuant to an applicable exemption. Any employee benefit plan or other entity subject to such provisions of ERISA or the Code proposing to acquire the offered securities should consult with its legal counsel.

WHERE YOU CAN FIND MORE INFORMATION

        As required by the Securities Act of 1933 (the "Securities Act"), we filed a registration statement (No. 333-121067) relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

        Our common stock, par value $0.10 per share, is listed on the New York Stock Exchange, Inc. and the Pacific Exchange, Inc. under the symbol "LEH." You may inspect reports, proxy statements and other information concerning us and our consolidated subsidiaries at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Pacific Exchange, Inc., 115 Sansome Street, San Francisco, California 94104.

        The SEC allows us to "incorporate by reference" the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file after the date of this registration statement and prior to the effecitveness of this registration statement shall be deemed to be incorporated by reference into this prospectus and information that we file later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement or supplements. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (other than information in the documents or filings that is deemed to have been furnished and not filed):

  •
  Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended November 30, 2004;

  •
  Quarterly Report on Form 10-Q for the quarter ended February 28, 2005;

  •
  Current Reports on Form 8-K, filed with the SEC on December 6, December 15 and December 23, 2004, and January 18, February 3, February 9, March 3 (two filings), March 15, April 4 and May 11, 2005; and

  •
  Registration Statement on Form 8-A, filed on April 29, 1994.

        All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date our affiliates stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

    Controller's Office
    Lehman Brothers Holdings Inc.
    745 Seventh Avenue
    New York, New York 10019
    (212) 526-7000

LEGAL MATTERS

        Barrett S. DiPaolo, Associate General Counsel of Lehman Brothers Holdings, has rendered an opinion to us regarding the validity of the securities offered by the prospectus. Simpson Thacher & Bartlett LLP, New York, New York, or other counsel identified in the applicable prospectus supplement, will act as legal counsel to the underwriters. Simpson Thacher & Bartlett LLP has from time to time acted as counsel for us and our subsidiaries and may do so in the future.

EXPERTS

        The consolidated financial statements and financial statement schedule of Lehman Brothers Holdings Inc. as of November 30, 2004, and for each of the years in the three-year period ended November 30, 2004, and management's assessment of the effectiveness of internal control over financial reporting as of November 30, 2004 of Lehman Brothers Holdings Inc. have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their reports thereon appearing in our annual report on Form 10-K, as amended by Form 10-K/A, for the year ended November 30, 2004 and incorporated herein by reference. Such consolidated financial statements and management's assessment of internal control over financial reporting are incorporated by reference in this prospectus in reliance upon such reports given on the authority of said firm as experts in accounting and auditing. To the extent that Ernst & Young LLP audits and reports on our consolidated financial statements and management's assessment of internal control over financial reporting issued at future dates, and consents to the use of their reports thereon, such consolidated financial statements and management's assessment of internal control over financial reporting also will be incorporated by reference in this prospectus in reliance upon their reports given on said authority.

        With respect to the unaudited consolidated interim financial information of Lehman Brothers Holdings Inc. for the three-month periods ended February 28, 2005 and February 29, 2004, which is incorporated herein by reference, Ernst & Young LLP reported that they have applied limited procedures in accordance with standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, their report included in our quarterly report on Form 10-Q for the quarter ended February 28, 2005, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

$26,400,000,000

LEHMAN BROTHERS HOLDINGS INC.

MEDIUM-TERM NOTES, SERIES H

PROSPECTUS SUPPLEMENT

(INCLUDING PROSPECTUS
DATED MAY 18, 2005)

LEHMAN BROTHERS

QuickLinks

RISK FACTORS
DESCRIPTION OF THE NOTES
CERTAIN ERISA CONSIDERATIONS
PLAN OF DISTRIBUTION

PROSPECTUS SUMMARY
Lehman Brothers Holdings Inc.
The Securities We May Offer
GENERAL INFORMATION
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
RATIOS OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF PURCHASE CONTRACTS
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF UNITS
FORM, EXCHANGE AND TRANSFER
BOOK-ENTRY PROCEDURES AND SETTLEMENT
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
CERTAIN ERISA CONSIDERATIONS
WHERE YOU CAN FIND MORE INFORMATION
LEGAL MATTERS
EXPERTS